EXPLANATORY NOTE

This First Amendment (the “Amendment”) to the Offering Statement on Form 1-A (File No. 024-10760) (the “Offering Statement”) of Prometheum, Inc. is being filed solely for the purpose of attaching Exhibits A, B and C to Part II of the Offering Statement.

PART II — OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated November 3, 2017

PROMETHEUM, INC.

Up to $50,000,000 of Ember Warrants

Exchangeable for

Ember Tokens*

Prometheum, Inc. a recently formed Delaware corporation (the “Company”) is offering investors (the “Offering”) the opportunity to purchase Ember Warrants (the “Warrants”) which may be exchanged for, when and if issued, blockchain protocol tokens, which we refer to as “Ember Tokens” which are intended to be used in connection with a blockchain based securities issuance and trading network to be created by the Company (the “Prometheum Network”). The Warrants will be sold at a price of $1.00 per Warrant and each Warrant will be exchangeable to acquire one Ember Token (the “Maximum Amount”). No exercise price will be required to be paid. This Offering is being conducted pursuant to Tier 2 of Regulation A. The Warrants are highly speculative securities, see “Risk Factors” beginning on page 5.

	Price to public	Underwriting discount and commissions(2)	Proceeds to issuer (3)	Proceeds to other persons(4)
Per Warrant(1)	$1.00	$0.06	$0.94	$(4)

Total Maximum	$50,000,000.00	$3,000,000.00(2)	$47,000,000.00	$(4)

____________________

(1) Please refer to the section entitled “Securities Being Offered” on page 26 for a description of the Warrants

(2) The Warrants will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Warrants and to pay to such persons, if any, cash commissions of up to 6% of the gross proceeds from the sales of Warrants placed by such persons and agent warrants (“Agent Warrants”) to purchase that number of Warrants equal to 6% of the Warrants placed by such persons. The Agent Warrants shall have an exercise price equal to 110% ($1.10) of the price of the Warrants sold to investors in this Offering and will not be exercisable until one year and a day following their issuance. Please refer to the section entitled “Plan of Distribution” on page 10 for additional information.

(3) We estimate that our total Offering expenses, excluding commissions, will be approximately $200,000. See “Plan of Distribution.”

(4) Upon the successful issuance of the Genesis Offering of Ember Tokens, we intend to transfer the Prometheum Network to the Prometheum Foundation, which is a yet to be formed entity, along with any remaining net proceeds from this Offering which will be used to provide the Prometheum Foundation with operating capital and a reserve source.

Prometheum, Inc.

120 Wall Street

New York, NY 10005

(212) 514-8369

www.prometheum.info

The date of this Offering Circular is [•], 2017

____________________

* The Warrants also contain provisions which give management the authority, in their sole discretion, to cause the Warrants to be converted into that number of shares of the Company’s common stock (the “Common Stock”) equal to up to 35% of our issued and outstanding Common Stock at the time of conversion, in the event that we are not able to launch the Prometheum Network and to conduct a successful Genesis Offering sale of Ember Tokens.

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) of Regulation A. We expect to commence the sale of the Warrants within two days of the date on which the Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”). There is no minimum amount of Warrants that we must sell in order to conduct a closing in this Offering. The minimum amount that must be purchased by each investor is 1,000 Warrants.

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). There is no escrow established for this Offering. We will hold closings periodically following the receipt of investors’ subscriptions and acceptance of such subscriptions by us. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Amount or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this Offering Circular (“Offering Circular”).

As soon as possible after the issuance of the Warrants, we intend to apply to have the Warrants listed for trading on the over-the-counter market operated by OTC Markets Group Inc. (the “OTCQB”). For more information see “Plan of Distribution”.

We are currently in the process of developing the Prometheum Network and the Ember Tokens and expect to launch the Prometheum Network and conduct the sale of the Genesis Offering of Ember Tokens within the next 12 to 24 months. We refer to the initial public offering of Ember Tokens as the “Genesis Offering.” Prior to the Genesis Offering, we intend to apply the proceeds of this Offering to the development and build out of our Prometheum Network.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the disclosure format of Part II of Form 1-A.

TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS	ii
SUMMARY	1
RISK FACTORS	5
PLAN OF DISTRIBUTION	10
USE OF PROCEEDS	12
DESCRIPTION OF BUSINESS	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	22
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	23
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	24
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	24
INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	25
CONFLICTS OF INTEREST	25
SECURITIES BEING OFFERED	25
LEGAL MATTERS	27
EXPERTS	27
WHERE YOU CAN FIND MORE INFORMATION	27
PART F/S FINANCIAL STATEMENTS	F-1
INDEX TO EXHIBITS
SIGNATURES
Exhibit A – Prometheum, Inc. Position Paper
Exhibit B – Prometheum’s SEC No Action Request
Exhibit C – Economic Model

We are offering to sell, and seeking offers to buy, our Warrants only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of Warrants. Neither the delivery of this Offering Circular, nor any sale or delivery of Warrants shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the Federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “we,” “us,” “our,” and “Company” refer to Prometheum, Inc.

The Warrants offered hereby, and the Ember Tokens or Common Stock which may be acquired pursuant to Warrants are highly speculative securities. Investing in such securities involves significant risks. You should invest in such securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5.

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FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

●	The lack of any existing centralized marketplace for securitized tokens;

●	Our ability to implement our proposed Prometheum Network business plan;

●	National, international and local economic and business conditions that could affect our business;

●	Markets for our Warrants and the Ember Tokens, if and when the Genesis Offering is successfully completed;

●	Our cash flows or lack thereof;

●	Our operating performance;

●	Our financing activities;

●	General market conditions effecting blockchain technology based securities;

●	Industry developments affecting our business, financial condition and results of operations;

●	Our ability to compete effectively; and

●	Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States and self regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

ii

SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Warrants. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company’s securities discussed in the “Risk Factors” section of this Offering Circular beginning on page [5].

The Business of the Company

Overview

On July 25, 2017, the SEC, issued an investigative report that found that tokens offered and sold by a virtual organization known as The DAO were securities and therefore subject to the Federal securities laws. The SEC’s Report confirmed that issuers of distributed ledger or blockchain technology-based securities, referred to as Initial Coin Offerings or ICO’s, must register public distributions, offers and sales of such securities, which we refer to as “Token Securities,” under the Federal securities laws, unless a valid exemption to registration applies. The Report also stated that those participating in unregistered offerings may also be liable for violations of the securities laws, unless they are exempt, and that securities exchanges providing for trading in Token Securities must register.

Our business plan consists of two phases. The first phase will be to develop and launch a blockchain technology-based differentiated platform designed to address the regulatory, legal, and liquidity challenges faced by others in the tokenized securities market, which we refer to as the “Prometheum Network,” that will allow issuers seeking to raise capital through the creation and distribution of Token Securities to conduct their ICO’s in a securities law compliant way. In the second phase, we intend to create the infrastructure necessary to allow for after-market trading and processing of Token Securities.

The contemplated Prometheum Network vision consists of the following:

•	An independent, yet to be formed foundation (the “Prometheum Foundation”), which ultimately will be responsible for the oversight and day-to-day management of the Post-Genesis Offering Prometheum Network.

•	A broker-dealer alternative trading system (the “Broker-Dealer/ATS”), which will be either created or purchased by us and ultimately be beneficially owned by the Prometheum Foundation, which will allow for compliant purchasing, trading, clearing and processing of Token Securities through a decentralized securities smart contract network.

•	A decentralized securities smart contract network which will include procedures and algorithms for (i) digital securities account formation (which will include AML and know your customer protocols), (ii) digital securities issuances, or ICO’s, (iii) distribution of digital securities, (iv) secondary trading, and (v) clearing and settlement of transactions.

•	Ember Token miners/validators.

See the Prometheum, Inc. Position Paper attached hereto as Exhibit A.

Ember Tokens

We intend to use what we refer to as “Ember Tokens” as the energy source of the Prometheum Network. We are planning on conducting an ICO for the Ember Tokens (the “Genesis Offering”) which upon closing will commence the launch of the Prometheum Network. Following the Genesis Offering, the value of Ember Tokens will be determined by supply and demand. It will be the responsibility of the Prometheum Foundation to carefully manage the supply of Ember Tokens, if and when issued, through the use of policy and quantitative tools. We believe that if and when the Genesis Offering of Ember Tokens is issued, demand will be affected by many factors including, but not limited to, the following:

•	regulatory compliance;
•	secondary market liquidity, if any;
•	Prometheum Network utilization;
•	public perception;
•	the market for Token Securities;
•	Mainstream interest in the crypto markets
•	Prometheum’s Federal securities law compliant groundwork; and
•	Prometheum’s technology innovation, which combines mainstream operational and compliance infrastructures to next generation, distributed, blockchain-based networks, security, and technology.
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We believe that careful control over the supply of Ember Tokens combined with what we believe will be increasing demand for Ember Tokens will provide significant future price support for the Prometheum Network’s Ember Tokens.

Timing

Proceeds from this Offering, and from a concurrent Regulation D, Rule 506(c) offering that we are conducting, will be used to fund the creation, development, testing and completion of all of the elements of the Prometheum Network. We expect that this process will take 12 to 24 months. During that time we also intend to finalize a white paper setting forth procedures for processing, mining and validation Ember Tokens, which are intended to be the basis of the Prometheum Network and through which issuers will create their Token Securities.

We expect that during the period from November 2017 to April 2018, our efforts will be focused upon raising funds in the Regulation D offering, initial development efforts and qualification of the Offering Statement of which this Offering Circular is a part and obtaining “no action” relief on our No Action request pending at the SEC, a copy of which is attached to this Offering Circular as Exhibit B. Thereafter, during the one year period from April 2018 to April 2019, assuming the Offering Statement is qualified, we expect to conduct this Regulation A Offering and to continue developing the Prometheum Network, hiring personnel and developing the Ember Token blockchain. Thereafter, in or around November 2019, we hope to launch the Prometheum Network and conduct the Genesis Offering.

Assuming we are successful in launching the Prometheum Network, we intend to conduct a Genesis Offering of Ember Tokens, pursuant to a public offering registered under the Securities Act of 1933 (the “Securities Act”), as amended, to transfer all responsibility for oversight of the Prometheum Network to the yet to be formed Prometheum Foundation.

Our Company

We are a recently incorporated Delaware corporation formed for the purpose of creating the Prometheum Network, which we intend to be constructed within the framework of Federal and State securities laws through which (i) issuers desiring to issue Token Securities will have access to investors desiring to purchase such securities, and (ii) investors owning blockchain based securities may sell or trade such securities for other blockchain based securities, virtual currencies or fiat currencies.

Our principal offices are located at 120 Wall Street, New York, New York 10005, and our phone number is (212) 514-8369. Our Internet address is www.prometheum.info.

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THE OFFERING

The following is a summary of the principal terms of this Offering, but is not intended to be complete.

Issuer	Prometheum, Inc., a Delaware corporation.
Securities offered	Warrants exchangeable for Ember Tokens, when and if issued.

Offering Amount	We are offering up to $50,000,000 of Warrants (the “Maximum Amount”) which shall be exchangeable for up to a maximum of 50,000,000 Ember Tokens.

Offering price	$1.00 per Warrant.

Exchange of Warrants For Ember Tokens	Assuming the successful completion of the Ember Token Genesis Offering, each Warrant shall be exchangeable for one Ember Token. If the Ember Token Genesis Offering is not successfully completed, then our board of directors may direct that the Warrants shall be converted to shares of our Common Stock. See “Securities Being Offered” on page 26.

Commencement of the Offering	We expect to commence the sale of the Warrants within two days following the Qualification Date. There is no minimum amount of Warrants that we must sell in order to conduct a closing in this Offering. The minimum amount that must be purchased by each investor is 1,000 Warrants.

Termination of the Offering	This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Closings	There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by us. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales, until the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business plan, development expenses, offering expenses and other uses as more specifically set forth in this Offering Circular.

Plan of Distribution	The Warrants will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A), by our officers and directors. Our officers and directors will not receive any direct compensation for sales of our Warrants. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Warrants and to pay to such Selling Agents, if any, cash commissions of up to 6% of the gross proceeds from the sales of Warrants placed by such Selling Agents and agent warrants (“Agent Warrants”) to purchase that number of Warrants equal to 6% of the Warrants placed by such persons. The Agent Warrants shall have an exercise price equal to 110% ($1.10) of the price of the Warrants sold to investors in this Offering and shall be exercisable commencing one year and one day after issuance. Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Warrants in the Offering and all such Warrants so purchased shall be counted toward the Maximum Amount.

How to Subscribe	To subscribe for Warrants, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Warrants subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Warrants, to reject subscriptions in our sole discretion.
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Concurrent offering:

We are conducting a concurrent private placement to accredited investors of up to 30,000,000 of Warrants at a price of $0.50 per Warrant in reliance on Rule 506(c) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants sold in the private placement will have the same rights as those being sold in this Offering and shall be exchangeable to receive 30,000,000 Ember Tokens, which will be subject to restrictions on resale.

Use of proceeds	We intend to use the net proceeds of this Offering for the development of the Prometheum Network including, retaining necessary personnel, creating and funding the Prometheum Foundation, the creation or acquisition of the Broker-Dealer/ATS, obtaining technology and/or licenses and launching the Ember Tokens. See “Use of Proceeds.”

Proposed U.S. Trading	We intend to file an application to have the Warrants quoted on the OTCQB at such time as determined by management after we hold the initial closing.

Risk Factors	You should read the “Risk Factors” section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Warrants in this Offering.

4

RISK FACTORS

The investment described herein is highly speculative and involves a high degree of risk of loss of all or a material portion of an investor’s entire investment. Our proposed Prometheum Network is in the planning stage and the Ember Tokens which we propose to be the basis of such network have not been created and may never be created. Prospective investors should give careful consideration to the following risk factors in evaluating the merits and suitability of an investment in the Warrants. The risks and conflicts set forth below are not the only risks and conflicts involved in an investment in the Company. You should carefully consider the following risk factors as well as other information contained in this Offering Statement, this Offering Circular and the exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC, before deciding to make an investment in the Company.

Risks Related to the Company’s Business

We were incorporated in September, 2017 for the purpose of developing the Prometheum Network and have a limited operating history upon which you can evaluate our prospects, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were incorporated under the laws of Delaware on September 18, 2017 and our operations to date have consisted of planning and modeling our Prometheum Network, establishing relationships with potential service providers and preparing necessary documents and filings in order to implement the Prometheum Network as currently conceived. Accordingly, we have no operating history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with a new enterprise. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business operating in a relatively new, highly competitive, and developing industry. We anticipate that our operating expenses will increase for the near future. There can be no assurance that we will ever generate any operating activity or develop and operate the Prometheum Network. You should consider our proposed business, operations and prospects in light of the risks, expenses and challenges faced by an early-stage company.

The Genesis Offering of Ember Tokens may never occur in which case holders of Warrants will receive Common Stock for their Warrants.

The proposed Genesis Offering of Ember Tokens is contingent upon the successful creation and launch of the Prometheum Network, which is subject to a number of risks and uncertainties, including, but not limited to, the successful creation or acquisition of the Broker-Dealer/ATS and completion of necessary programming to enable a smart contract based securities issuance and trading system. Accordingly, the Prometheum Network may not ever launch as currently envisioned, or ever. If the Prometheum Network does not launch, then the Genesis Offering of the Ember Tokens will not take place. If there is not a Genesis Offering, our management and board of directors will have the discretion to convert all outstanding Warrants into that number of shares of Common Stock equal to 35% of our issued and outstanding Common Stock on a fully diluted basis following the conversion, assuming the sale of the Maximum Amount of Warrants. If less than the Maximum Amount of Warrants is sold, then the number of shares of Common Stock issuable upon conversion will be ratably reduced. The exchange of Warrants for our Common Stock is intended to be a fail safe in the event that regulatory or market conditions, in the discretion of the board of directors, renders the Genesis Offering not practical. Accordingly, investors in this Offering should be aware of the risk that the Warrants they acquire may not be exchangeable to receive Ember Tokens but rather may be automatically converted into shares of our Common Stock in the discretion of our board of directors.

We intend to use the proceeds of this Offering to develop the Prometheum Network and there is a risk that competitors may develop and launch alternative decentralized blockchain based securities networks prior to the completion and launch of the our Prometheum Network.

Following the completion of this Offering there is a risk that competitors may develop and launch alternative blockchain based securities networks, offering functionality similar to what we are proposing, prior to the development and launch of the initial version of our Prometheum Network. These alternative networks may also be Ethereum-based networks using same open source code and open source protocol which we intend to use. The launch of any such networks could make it more difficult for our Prometheum Network to gain market acceptance if and when launched which could have a material adverse effect on our prospects and the prospects of the Prometheum Network.

5

Our proposed Prometheum Network and our Ember Tokens are in the development stage and are new untested concepts that may not achieve market acceptance.

Our concept of creating a blockchain based Token Securities issuance and trading network based on our Prometheum Network and Ember Tokens is new and is currently in the planning stages. There can be no assurance that our proposed Prometheum Network will be operational, or if it does become operational, that it will achieve market acceptance. Investors acquiring Warrants will bear the risks of investing in a novel untested type of securities transaction that will trade exclusively on a novel type of trading platform and be subject to a number of unusual restrictions, as well as the risks of investing in our business. Any failure of the Prometheum Network, the Broker-Dealer/ATS or the Ember Tokens to perform as expected will have a material adverse effect on our prospects.

The crypto securities market in which we intend to compete is subject to rapid innovation and change and there is a risk that changes or innovations in the crypto securities market may occur while we are developing our Prometheum Network and Ember Tokens which could render our business model and technology obsolete.

Since its inception, the distributed ledger technology market in general and the crypto securities market have been characterized by rapid changes and innovations and are constantly evolving. As a result, there is a risk that during the time that we are developing our Prometheum Network and Ember Tokens, there may occur changes or innovations which may render our proposed business model and technology obsolete. If we are not able to adapt to such changes or innovations, we may not be able to generate sufficient interest in our Prometheum Network or Ember Tokens, if any, which would have a material adverse effect on our prospects.

The proposed Prometheum Network and Ember Tokens may be vulnerable to hackers and cyber attacks.

The proposed Prometheum Network and Ember Tokens are internet-based, which makes us vulnerable to hackers who may access the data of investors in this Offering, purchasers of Ember Tokens and users of the Prometheum Network. Further, any significant disruption in our operations, our Ember Tokens or the Prometheum Network could cause investors and potential users to lose trust and confidence in us and our business, which could result in our having to cease operations. In addition, we intend to rely on third-party technology providers to provide us with the various elements of our proposed Prometheum Network and technology. Any disruptions of services or cyber attacks on our third party technology providers could harm our reputation and materially and negatively impact our prospects.

Our business model is dependent on continued investment in and development of distributed ledger technologies.

Our business model is dependent on continued investment in and development of distributed ledger technologies. If as a result of regulatory changes, hackers, general market conditions or innovations, investments in distributed ledger technologies become less attractive to investors or innovators and developers, it could have a material adverse impact on our prospects and possibly our ability to continue our developmental operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our prospects.

We expect to face significant competition.

Through our proposed Prometheum Network and Ember Tokens, we hope to facilitate online capital formation through the issuance and trading of Token Securities. Though we believe that that this is a novel concept, we believe that we will be in competition with a variety of competitors in the market as well as likely new entrants. Some of these new entrants could follow a regulatory model that is different from ours which might provide them with competitive advantages over us. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, we may have to compete with a number of market participants, including alternative trading systems, traditional venture capitalists, and crowdfunding platforms. Some competitors and future competitors may be better capitalized than us or have greater resources than us which could give them a significant advantage in marketing and operations.

6

In order for us to implement our plan of operation and to create the Prometheum Network, we must identify, recruit, retain and develop the necessary personnel who have the needed technological background and experience.

In order for us to implement our business plan, we need to identify and recruit highly qualified personnel with backgrounds in developing distributed ledger technology applications and who have skills required for developing and managing developmental stage businesses. We believe that we will face intense competition for personnel. If we are not able to identify and recruit the necessary personnel to implement our business and launch the Prometheum Network, we may not have a successful Ember Token Genesis Offering and investors may lose all or most of their investments.

We have not identified all the persons that we will need to engage to provide services and functions critical to the development of the Prometheum Network and no assurance can be given that we will be able to engage the necessary persons on acceptable terms, if at all.

The Prometheum Network is in its developmental stage and we have not identified all the persons that we will need to engage to provide services and functions critical to the development of the Prometheum Network. We cannot assure that we will be able to engage persons with the necessary expertise on terms acceptable to us if at all. Further, there can be no assurance given that if we are able to engage such service providers that they will be able to provide the services and functions meeting our specifications and requirements. If we fail to identify and engage such service providers, or if the providers fail to meet our specifications and requirements, it could have a material adverse effect on our ability to develop and launch the Prometheum Network and successfully conduct the Genesis Offering of the Ember Tokens.

Risks Related to this Offering, the Warrants and the Ember Tokens

Since the Offering is being conducted on a “best-efforts” basis with no minimum amount required to be sold before any closing, we may not raise sufficient funds in this Offering for us to implement the creation and development of the Prometheum Network.

Other than the minimum individual investment amount of $1,000 (1,000 Warrants), there is no minimum amount of Warrants that must be sold in the Offering before we can hold a closing and disburse the net proceeds to us. Accordingly, the amount of proceeds we receive through the sale of Warrants in this Offering may be substantially less than the amount we require to implement our business plan. We are relying upon the proceeds from this Offering, and the concurrent Regulation D, Rule 506(c) offering, to fund our business plan for the next 12 to 24 months. If we sell less than the Maximum Amount, we will be required to seek additional funding, which may not be available. If we do not raise sufficient funds in this Offering, or if we are not able to obtain additional funding, we may be required to modify or suspend our business plan, which could result in investors losing all or most of their investments.

There is no public market for the Warrants or the securities underlying the Warrants and a public market may never develop.

Prior to this Offering, there has been no public market for the Warrants or the Ember Tokens or Common Stock issuable under certain conditions (see “Securities Being Offered”). We cannot predict the extent to which a market for the Warrants, Ember Tokens or Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of such securities. The initial offering price of the Warrants in this Offering was determined by our management based upon factors relating to the estimated pricing of the proposed Ember Tokens and is not in any way indicative of our actual value, the value of the Ember Tokens, if and when issued, or our Common Stock following the completion of this Offering. Investors may not be able to resell their Warrants at or above the initial offering price, if at all.

At such time as determined by our management after the initial closing of this Offering we intend to contact market makers and apply to have the Warrants quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB does not have any listing requirements per se; to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for or continue quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings may be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot assure that our OTCQB application will be accepted or approved and the Warrants listed and quoted. As of the date of this Offering Circular, there have been no discussions or understandings between us or anyone acting on our behalf, with any market maker regarding participation in a future trading market for the Warrants. If we are not able to list the Warrants, we intend to apply to have such securities listed on the OTC Pink marketplace, an interdealer quotation system. There is no assurance that the Warrants will be listed on the OTC Pink marketplace and that such application, if filed, will be accepted. If no market ever develops for the Warrants, it will be difficult for investors to sell any Warrants purchased in this Offering. In such a case, investors may find that they are unable to achieve any benefit from their investment or liquidate the purchased Warrants without considerable delay, if at all. In addition, if the Warrants fail to be quoted on a public trading market, they will not have a readily discernable quantifiable value and it may be difficult, if not impossible, to ever resell the Warrants, resulting in investors not being able to realize any value from their investments.

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The Ember Tokens are not expected to be created until at least 12 to 24 months after the date of this Offering Circular. The Ember Tokens may never be created, and if created, a public market for the Ember Tokens may never develop.

The Ember Tokens are not expected to be created until at least 12 to 24 months after the date of this Offering Circular, and, if they are created, a public market for the Ember Tokens may never develop. If the Ember Tokens are not created, the Warrants may be mandatorily converted into shares of our Common Stock, which may have little or no value, which in turn would result in the Warrants having little or no value. Further, even if the Ember Tokens are created and launched, a public market for the Ember Tokens may never develop, which in turn would cause the Warrants to have little or no value. We cannot predict the extent to which an active market for any such securities will develop or be sustained after this Offering, or how the development of such a market might affect the market price of such securities.

We may not receive necessary regulatory approvals to operate our Prometheum Network.

We believe that prior to launching our Ember Tokens and Prometheum Network, we will require regulatory approvals, or “no action” clearance, from the SEC and possibly State securities regulators. If we are unable to obtain these regulatory approvals or “no action” clearances, we may have to reconfigure our Prometheum Network or Ember Tokens so that they satisfy regulatory requirements and if we cannot obtain the necessary approvals, we may not be able to launch our Ember Tokens, in which case investors could lose all or most of their investments.

There is no assurance that investors in this Offering will receive a return on their investment.

There is no assurance that investors will realize a return on their investments or that their entire investments will not be lost. For this reason, each investor should carefully read our Offering Statement, this Offering Circular and the exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC, and should consult with their own attorney and business advisor prior to making any investment decision with respect to the Ember Tokens and the Warrants.

Our management will have broad discretion over the use of the net proceeds from this Offering.

Our management intends to use the net proceeds from this Offering to create and develop the Prometheum Network, to fund general operations, and for operating capital and reserves. Our management will have broad discretion in the application of the net proceeds and you will have to rely upon their judgment with respect to the use of the net proceeds. Our management may utilize the net proceeds in a manner in which you disagree. The failure by our management to apply these funds effectively could have a material adverse effect on our ability to launch our Prometheum Network and the Ember Tokens. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”.

Once issued, secondary purchases and sales of Warrants may be limited by State Blue Sky laws, which may limit the formation of an active secondary market or prevent the formation of an active secondary market.

Since we do not currently intend to list the Warrants on a national securities exchange, we will be required to comply with the Blue Sky laws for each State in which secondary trading is to occur. The State Blue Sky filing process can be time consuming and there can be no assurance that we will be able to successfully obtain Blue Sky clearance in all the States where investors reside. Investors residing in States where we have not received Blue Sky clearance will have limited ability to resell their Warrants in or from those States.

Warrant holders that acquire yet to be issued Ember Tokens face the risk of unauthorized access to their Wallet Account and may lose access to their Ember Tokens if they lose their Wallet Account or Password

Warrant holders that acquire yet to be issued Ember Tokens will be subject to the risk of unauthorized third parties gaining access to their Wallet Account through security breaches which could enable such third party to download the Wallet Account and potentially access the Wallet Account by deciphering or cracking the holder’s password. In such event the holder may lose access to any Ember Tokens held in the Wallet Account and lose their entire investment. Further, if a holder does not maintain an accurate record of the holder’s password and losses the password to the Wallet Account, the holder will lose access to the Ember Tokens held in the Wallet Account, and, as a result, lose his or her investment.

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The Ethereum blockchain upon which we intend to base our Ember Tokens is subject to the risk of mining attacks.

As with other distributed ledger technologies, we believe that the Ethereum blockchain which we intend to use as the basis for our Ember Tokens is susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, “selfish-mining” attacks, and race condition attacks. Any successful attacks present a risk to the Ethereum blockchain, expected proper execution and sequencing of ETH transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our Ember Tokens. Although we believe that EthSuisse intends to limit the risk of mining attacks by creating a blockchain proof-of-work security algorithm using a unique implementation of a GHOST-like protocol and possibly an implementation of hybrid proof-of-stake that could reduce the risk of mining attacks, there can be no assurance that such measures will successfully defend against known or novel mining attacks.

Risks Related to the Broker-Dealer ATS Platform

If we have a successful Ember Token Genesis Offering, we intend to have trading data for Ember Tokens written to the blockchain which may make it difficult, if not impossible to correct trading errors in the Ember Tokens.

Since transactions executed through the Broker-Dealer ATS will be recorded in the applicable blockchain in real time, it may be difficult or impossible to correct trading errors that might have been corrected prior to settlement under a typical T+3 system. Consequently, if we have a successful Ember Token Genesis Offering, persons acquiring Ember Tokens must accept the risk that correction of any trading errors may be impossible. The occurrence of any such trading error could have a material adverse effect on any affected holder of Ember Tokens and could reduce investor confidence in our network which would have a material adverse effect on our business.

Distributed ledger technology is relatively new and we believe that the application of distributed ledger technology to securities clearing and settlement is novel to our proposed Prometheum Network and, accordingly, we have limited experience operating such a securities platform.

We have limited experience applying distributed ledger technology to securities clearing and settlement. The creation and operation of a digital system for the public trading of Ember Token based securities utilizing a distributed ledger to enable members of the public to confirm that the blockchain underlying these securities have not been altered are subject to potential technical, legal and regulatory constraints. Any problems we, or the Broker-Dealer/ATS we intend to create or acquire, encounters with the operation of the Broker-Dealer/ATS platform, including technical, legal and regulatory problems, could have a material adverse effect on our business and plan of operations.

Certain of our officers and directors may have a conflict of interest.

Martin H. Kaplan, our Chief Executive Officer and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Aaron L. Kaplan, our Chief Operating Officer, Chief Financial Officer and a director, is Martin H. Kaplan’s son. Aaron L. Kaplan is the Managing Member of EquityArcade Services, LLC, a potential service provider and licensor of software to us. Jerry Schneider, one of our directors is also a director of Siebert Financial Corp., which has been represented in a number of matters, some of which are ongoing, by GKN. Mark Malek, our Chief Crypto-Economic Officer and one of our directors is employed on full time basis by an affiliate of Siebert Financial Corp. which is also represented by GKN. Accordingly, there may be multiple conflict of interests between us, GKN and our officers and directors.

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PLAN OF DISTRIBUTION

This is a Regulation A, Tier 2 offering which we will conduct on a “best-efforts basis without any minimum amount that must be sold prior to holding a closing. We may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to us.

The Warrants will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A) by our officers and directors who will not receive any direct compensation for selling the Warrants. The Warrants will be offered on a “best efforts” basis and, other than the minimum investment amount of $1,000 (1,000 Warrants), there is no minimum amount of Warrants that must be sold before we can hold a closing.

We reserve the right to reject, in whole or in part, any subscriptions for Warrants made in this Offering, in our discretion.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Warrants and to pay to such persons, if any, cash commissions of up to 6% of the gross proceeds from the sales of Warrants placed by such persons and agent warrants (“Agent Warrants”) to purchase that number of Warrants equal to 6% of the Warrants placed by such persons. The Agent Warrants shall have an exercise price equal to 110% ($1.10) of the price of the Warrants sold to investors in this Offering. Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Warrants in this Offering and all such Warrants so purchased shall be counted toward the Maximum Amount.

We have not entered into selling agreements with any broker-dealers to date.

We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the application to list of our Warrants on the OTCQB; (c) all fees and expenses relating to the registration or qualification of the Warrants as required under State Blue Sky laws, including the fees of counsel selected by us; (d) the costs of all preparing and printing of the offering documents; (e) the costs of preparing, printing and delivering certificates representing Warrants; (f) fees and expenses of the transfer agent for the Warrants; and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $200,000.

Offering Period

We expect to commence the sale of the Warrants within two days following the Qualification Date. This Offering will terminate on the Termination Date.

Offering Documents

This Offering Circular and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.prometheum.info. Before committing to purchase Warrants, each potential investor must consent to receive the final Offering Circular and all other offering documents electronically. In order to purchase Warrants, a prospective investor must complete and electronically sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Circular is a part, and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website. Prospective investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act, which is described more fully below. This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Prospective investors must read and rely on the information provided in this Offering Circular in connection with any decision to invest in the Warrants.

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Limitations on Your Investment Amount

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person”.

For general information on investing, we encourage you to refer to www.investor.gov.

Application for Listing

We intend to file an application to have the Warrants quoted on the OTCQB at such time as determined by management after we hold the initial closing.

If and when issued, the Ember Tokens will not be listed for trading on any securities exchange or quoted on the automated quotation system of any national securities association. We believe that, when and if issued, the Ember Tokens will trade exclusively on the Broker-Dealer/ATS which will be beneficially owned by the Prometheum Foundation.

You should be prepared to retain the Warrants and, if issued, the Ember Tokens indefinitely and should not expect to benefit from or rely on any price appreciation.

State Blue Sky Information

We intend to submit filings to qualify this Offering and sales to retail investors in various States as may be required under applicable State Blue Sky laws.

Following this Offering, we intend to comply with the ongoing reporting requirements of Regulation A and file annual reports on Form 1–K, semiannual reports on Form 1–SA, and current event reports on Form 1–U. We intend to submit filings to qualify the Warrants for secondary trading in such States as determined by our management.

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

Foreign Restrictions on Purchase of Warrants

We have not taken any action to specifically offer the Warrants outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of the Warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this Offering and the distribution of this Offering Circular in the relevant jurisdictions.

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USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, printing and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) development/creation of the Prometheum Network, (ii) creation/acquisition of the requisite brokerage licenses/entities, (iii) ongoing legal and regulatory interaction and relations (iv) community building/development and (v) a national marketing campaign, and (c) the balance towards operating capital and reserves. In the event that we sell less than the Maximum Amount, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, consulting or retainer agreements. We reserve the right to use a portion of the proceeds to pay director fees.

If the Maximum Amount of Warrants offered hereunder are purchased, we expect to receive net proceeds from this Offering of approximately $47,000,000 after deducting estimated maximum Selling Agent commissions in the amount of $3,000,000 (6% of the gross proceeds of this Offering). However, we cannot guarantee that we will sell all of the Warrants being offered by us. The following table summarizes how we anticipate using the net proceeds of this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the Warrants being offered in the Offering:

We believe that if we sell the Maximum Amount of Warrants in this Offering, the net proceeds together with our current resources will allow us to operate for at least the next 24 months.

We also reserve the right to change the use of the proceeds if our business plans change in response to market and regulatory conditions. Accordingly, our management will have significant flexibility in allocating the net proceeds of this Offering.

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DESCRIPTION OF BUSINESS

Our Company

We are a recently incorporated Delaware corporation formed for the purpose of creating the Prometheum Network, which we intend to be constructed within the framework of Federal and State securities laws through which (i) issuers desiring to issue blockchain based Token Securities will have access to investors desiring to purchase such securities and (ii) investors owning blockchain based Token Securities may sell or trade such Token Securities for other blockchain based Token Securities, virtual currencies or fiat currencies.

Our principal offices are located at 120 Wall Street, New York, New York 10005, and our phone number is (212) 514-8369. Our Internet address is www.prometheum.info. You may obtain copies of our SEC filings through our website free of charge.

Overview

On July 25, 2017, the SEC issued an investigative report that found that tokens offered and sold by a virtual organization known as The DAO were securities and therefore subject to the Federal securities laws. The SEC’s Report confirmed that issuers of distributed ledger or blockchain technology-based securities, referred to as Initial Coin Offerings or ICO’s, must register public distributions, offers and sales of such securities, which we refer to as “Token Securities,” under the Federal securities laws unless a valid exemption to registration applies. The Report also stated that those participating in unregistered offerings may also be liable for violations of the securities laws, unless they are exempt, and that securities exchanges providing for trading in Token Securities must register.

Our business plan consists of two phases. The first phase will be to develop and launch a blockchain technology-based differentiated platform designed to address the regulatory, legal, and liquidity challenges faced by others in the tokenized securities market, which we refer to as the “Prometheum Network,” that will allow issuers seeking to raise capital through the creation and distribution of Token Securities to conduct their ICO’s in a securities law compliant way. In the second phase, we intend to create the infrastructure necessary to allow for after-market trading and processing of Token Securities.

The contemplated Prometheum Network vision consists of the following:

  An independent, yet to be formed foundation (the “Prometheum Foundation”), which ultimately will be responsible for the oversight and day-to-day management of the Post-Genesis Offering Prometheum Network.

  A broker-dealer alternative trading system (the “Broker-Dealer/ATS”), which will be either created or purchased by us and ultimately be beneficially owned by the Prometheum Foundation, which will allow for compliant purchasing, trading, clearing and processing of Token Securities through a decentralized securities smart contract network.

  A decentralized securities smart contract network which will include procedures and algorithms for (i) digital securities account formation (which will include AML and know your customer protocols), (ii) digital securities issuances, or ICO’s, (iii) distribution of digital securities, (iv) secondary trading, and (v) clearing and settlement of transactions.

  Ember Token miners/validators.

Timing

Proceeds from this Offering, and from a concurrent Regulation D, Rule 506(c) offering that we will conduct, will be used to fund the creation, development, testing and completion of all of the elements of the Prometheum Network. We expect that this process will take 12 to 24 months. During that time we also intend to finalize a white paper setting forth procedures for processing, mining and validation Ember Tokens, which are intended to be the basis of the Prometheum Network and through which issuers will create their Token Securities.

We expect that during the 6 month period from November 2017 to April 2018, our efforts will be focused upon raising funds in the Regulation D offering, initial development efforts and qualification of the Offering Statement of which this Offering Circular is a part. Thereafter, during the one year period from April 2018 to April 2019, assuming the Offering Statement is qualified, we expect to conduct this Regulation A Offering and to continue developing the Prometheum Network, hiring personnel and developing the Ember Token blockchain. Thereafter, by November 2019, we hope to launch the Prometheum Network and conduct the initial coin offering of the Ember Tokens (the “Genesis Offering”).

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Assuming we are successful in launching the Prometheum Network, we intend to conduct a Genesis Offering of Ember Tokens, pursuant to a public offering registered under the Securities Act and upon closing of the Genesis Offering, to transfer all responsibility for oversight of the Prometheum Network to the yet to be formed Prometheum Foundation.

Prometheum Network Overview

As currently envisioned by us, the Prometheum Network will be created to provide a structure for a compliant means of creating, issuing, purchasing, trading and processing Token Securities. The proposed Prometheum Network will consist of participants in a distributed ledger technology based securities network where activities will be governed by smart contracts written to a blockchain and processed by miners/validators. As proposed, the Prometheum Foundation will ultimately, after the Genesis Offering, own directly or through sub-entities, the Broker-Dealer/ATS along with the necessary licenses and regulatory authorizations to operate the Broker-Dealer/ATS.

In addition to establishing a Broker-Dealer/ATS, we may apply a portion of the proceeds of this Offering to create or acquire an additional registered broker-dealer to provide traditional brokerage processes which will be open to anyone who wishes to use the Prometheum Network. This broker-dealer will act as the introducing broker to those who open accounts for the purchase and sale of Ember Tokens or other Token Securities and other broker-dealers who introduce their customers to engage in secondary transactions of our Ember Tokens or other securities tokens through the Broker-Dealer/ATS.

We also intend to apply a portion of the proceeds of this Offering to provide funding for (i) creation and Genesis Offering of the Ember Tokens, which will be the basis for the Prometheum Network and which will have functionality for virtual and fiat currencies; (ii) creation, funding and staffing of the yet to be formed Prometheum Foundation which ultimately, after the Genesis Offering, will be responsible for running the Prometheum Network; (iii) engaging the services of a clearing house for clearance of transactions and custodial services for Prometheum Network and, (iv) development of the Ember Token mining and validation system.

Assuming the Ember Token Genesis Offering is successful, we expect that service providers to the Prometheum Network will be compensated with Ember Tokens for both on and off blockchain services, securities distribution, and Ember Token mining/validation. We believe that Ember Token blockchain processing (mining) will be incentivized with both Ember Token rewards and transaction processing fees. Different service providers and decentralized applications (DApps) will have the ability to develop additional securities services/processes that sit on top of our Ember Token blockchain and we expect that they will be compensated with Ember Tokens. A part of the transaction fees for all activity on the underlying blockchain will go to fund the ongoing operations of the Prometheum Foundation.

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See the Prometheum, Inc. Position Paper attached hereto as Exhibit A.

Below is a schematic diagram describing our proposed Prometheum Network.

Through the Prometheum Network, issuers will have the ability to conduct offerings of Token Securities, what we refer to as “ICO’s” and to issue their Token Securities as a separate token on top of our Ember Token through the Broker-Dealer/ATS. We expect that Token Securities will be traded over a blockchain and held in virtual accounts which we refer to as “Wallet Accounts”. We expect that each trade will be written to the blockchain and transaction costs will be paid by both sides of the transaction with bits of Ember Tokens. We intend to set up the Broker-Dealer/ATS to provide issuers with the ability to conduct their Issuer Token offerings either pursuant to Regulation A+, Regulation D (or a combination thereof), or in an offering registered under the Securities Act.

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Prometheum Network Value Proposition

General

We believe, of which no assurance can be given, that the operation of the Prometheum Network will provide value to holders of Ember Tokens (or derivative securities exchangeable for Ember Tokens) through a number of possible avenues as set forth in the following schematic:

While no assurance can be given, we believe that the Prometheum Network, as diagramed above, will provide multiple avenues to build the Prometheum Network, thereby theoretically increasing the value of the Ember Tokens.

Brokerage Related Activities

Opening of Token Securities Wallet/Account Creation: Participants wishing to access the Prometheum Network to invest in Token Securities will be required to establish an account and create a Token Securities wallet (a “Wallet Account”). Each Wallet Account will create a smart contract through which we intend to accomplish certain compliance functions, including know your customer and AML compliance. Further, we intend other traditional brokerage back-office functions to be performed through smart contracts. Account permissions written to a particular participant’s Wallet Account will create a smart contract tailored to that participant’s permissions. For example, if an investor qualifies as an accredited investor residing in the State of New York, that information will be written to the blockchain comprising the Wallet Account and as a result, such investor will not be subject to investment limits and will be limited to investing in offerings qualified in New York State. We intend that the costs associated with the creation and management of participant Wallet Accounts will be paid for with Ember Tokens and written to blockchain. More users on the network means increased activity in the network which requires more data to be written to the Ember Token blockchain and, if functioning as contemplated, of which no assurance can be given, should increase the value of the underlying Ember Tokens.

Creation and Issuance of Token Securities through the Prometheum Network. Issuers seeking to raise capital through an ICO will also be required to establish accounts and set up a Wallet Account. We intend to set up the Prometheum Network so that issuers seeking to raise capital through an ICO will create their Token Securities on top of our Ember Token (written as layer of abstraction on top of the Ember Token – similar to Ethereum’s ERC-20/ERC-223). We believe that the blockchain activity associated with creation and successful issuance of Token Securities through the Prometheum Network, will increase the value of our underlying Ember Tokens, and will generate blockchain transaction processing fees, which we believe will attract miners/validators to our Prometheum Network. Further, we believe that the issuance of Token Securities on our Prometheum Network will attract broker-dealers, new users and miners/validators which we believe could result in an increase in the size of our Prometheum Network, which, if positively affected by such increased size, may increase the value of Ember Tokens. Broker dealers will tie into the Prometheum Network through the Broker-Dealer/ATS and will be able to offer Token Securities to their respective clients which will thereafter be sold or purchased through the Broker-Dealer/ATS.

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Distribution: All rights, payments, terms governing distribution of Token Securities based upon our Ember Tokens we intend to be handled by a “three way handshake” and written as a smart contract to our blockchain. The introduction of third party service providers (broker dealers, investment banks, marketers, etc.) whose services are paid for with our Ember Tokens increases the number of people in the Prometheum Network and the data written to the blockchain are intended to increase activity on the Prometheum Network and the value of Ember Tokens.

Secondary Market: The Broker-Dealer/ATS is intended to create a marketplace for secondary market trading of Token Securities. Token Securities traded in the secondary market will be traded through the Broker-Dealer/ATS and held in Wallet Accounts. Each Token Securities transaction will be validated and written to our blockchain and transaction costs will be paid by both sides of the transaction with bits of Ember Tokens.

Clearing & Settling: Processing of secondary market trades of Token Securities through the Prometheum Network will be conducted by our broker-dealer capable of introducing its business so that clearing and custodial services, including segregating customer funds and digital securities, will be in compliance with SEC Rule 15c3-3, what we refer to as a “Digital Clearing Firm.” Following the closing of this Offering, we intend to either pursue the acquisition of a Digital Clearing Firm or to enter into a clearing agreement with a Digital Clearing Firm. In addition, we have submitted to the SEC a “No Action Request” with respect to the treatment of custody and segregation of customer Token Securities pursuant to Exchange Act Rule 15c3-3 (the “Customer Protection Rule”). All transactions in Token Securities occurring at the Broker-Dealer/ATS will be introduced to the Digital Clearing Firm on a fully disclosed basis. A record of all transactions and activity conducted on the Broker-Dealer/ATS will be written to the blockchain to ensure compliant record keeping and processing. Further, we believe that as transactions are and written to the blockchain, activity on the Prometheum Network will increase which in turn should increase the use and value of Ember Tokens.

A copy of our No Action Request filed with the SEC is attached hereto as Exhibit B.

The Prometheum Foundation

The Prometheum Foundation, which we intend to form prior to the completion of the Genesis Offering, will have primary responsibility for the day to day governance of our Prometheum Network once launched. The Prometheum Foundation’s mission will be to enhance and further develop the Prometheum Network for (i) the issuance of additional Token Securities, (ii) secondary sales of Token Securities through additional alternative trading systems, and (iii) clearance of trading and other functions of the Prometheum Network. Assuming the successful completion of the Genesis Offering, of which no assurance can be given, we intend that ownership and control of the Broker-Dealer/ATS (subject to FINRA approval), and all licenses, agreements and intellectual property related to the Prometheum Network, will be transferred to the Prometheum Foundation. In addition, following the successful completion of the Genesis Offering, the Prometheum Foundation will be responsible for the ongoing development of a software client that will allow qualified third party broker dealers to tie into the Broker-Dealer/ATS and offer their clients access to Token Securities investments, which we believe will result in more participants being introduced into the Prometheum Network, thus increasing interest in primary issuances, secondary market activity and, theoretically, the value of the underlying Ember Tokens.

Although we intend the Prometheum Foundation to be an independent entity, until we are able to conduct the Genesis Offering of the Ember Tokens, of which no assurance can be given, and complete all activity leading up to the transfer of control of the Prometheum Network, the Prometheum Network will be controlled by Prometheum, Inc.

We intend to create a Board of Governors for the Foundation, who will be responsible for the operations of the Foundation and will have sole authority over the issuers and offerings that will be given access to the Prometheum Network.

The Ember Tokens

We intend to have Ember Tokens be the fungible value source for the Prometheum Network. Ember Tokens will be distributed in two stages. The first stage, which we hope to achieve within 12 to 24 months from the date hereof, will be the Ember Token Genesis Offering. Upon the successful completion of the Genesis Offering, investors in this Regulation A Offering, investors in the Regulation D Offering and holders of Seed Investor Warrants will have the opportunity to exchange their Warrants for Ember Tokens. Thereafter, Ember Token supply over time will be governed by token supply policies designed to control deflationary pressure and maintain stable intrinsic token value as determined by the yet to be formed Prometheum Foundation.

17

The Ember Token Genesis Offering

The Ember Genesis Offering will be used to fully establish and fund the Prometheum Network through its initial coin offering. Capital formation for the initial implementation of our business plan will be conducted in the following phases:

  Seed funding;
  Private Warrant offering pursuant to Regulation D, Rule 506(c);
  This Warrant Offering under Regulation A+; and
  The Ember Genesis Offering through an initial coin offering registered with the SEC.

Assuming the successful completion of the Genesis Offering, the total amount of Ember Tokens outstanding after the Genesis Offering are planned to be allocated as follows:

  Genesis Offering (72% Target Allocation) – Will be allocated to investors that purchase Ember Tokens in the Genesis Offering, the net proceeds of which will be utilized to fund the development and maturation of the Prometheum Network.
  Seed Investors (1% Target Allocation) – Will be allocated to the initial seed investors who provided us with our initial funding.
  Founders (10% Target Allocation) – Will be allocated to the founders/promoters responsible for the creation of the business plan, the conducting of the Genesis Offering along with all ongoing reporting requirements, and the establishment of the Prometheum Foundation.
  Prometheum Foundation (10% Target Allocation) – Will be utilized to fund the creation and ongoing operation of the Prometheum Foundation.
  Contributors (5% Target Allocation) – Will be utilized to fund efforts of required service providers.
  Agent Warrants (2% Target Allocation, when and if exercised).

The diagram below describes the Ember Token allocation after the Genesis Offering:

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Ember Genesis Offering Size

The total amount of Ember Tokens to be issued in Ember Token offerings will be based upon demand pricing targets for the four funding tranches during the issuance period. Pricing targets will be determined by two primary factors a) market demand b) time-incentives in which investors are provided incentives to invest earlier. Specifically, the first and second tranche pre-Genesis Offering offerings will be offered at prices less than the next tranche of the Ember Genesis Offering average token sale price. Additionally, pricing may be stepped up during tranche offerings to incent early involvement. Upon the closing of pre-sales offerings, the total size of the Genesis Offering will be established and will serve as the basis for all subsequent supply policy and activity.

Ember Genesis Offering Restrictions

In order to maintain Ember Token supply stability, all Ember Tokens allocated to founders will contain vesting provisions with a minimum of 3 years to a maximum of 6 years to be determined based on demand and market conditions at the time of tranche offerings.

Future Ember Token Supply

The Genesis Offering distribution will end contemporaneously with the launch of the Prometheum Network at which time the total supply of Ember Tokens will be equal to the number of tokens utilized in the four aforementioned funding tranches along with the Ember Tokens reserved for Seed Investors, the Prometheum Foundation, and service providers. Once the Prometheum Network launches, the Prometheum Foundation will release or issue additional Ember Tokens annually to be utilized principally for Mining rewards as well as other network activity such as Token Securities issuance, Dapps, and other utility functions.

Ember Issuance Policy

In order to maintain the stability of the value of Ember Tokens, the Prometheum Foundation will seek to issue new Ember Tokens on a constant linear rate while utilizing throttling mechanisms to maintain the rate of block mining. By targeting a fixed issuance rate, we believe that the Prometheum Foundation will be able to minimize value loss due to token oversupply. Constant linear rate issuance is supply disinflationary as the rate of overall growth diminishes annually converging on zero growth. Based on our projections, the Prometheum Foundation may issue as many 200,000,000 Ember Tokens in the Ember Token Genesis Offering. If the Prometheum Foundation applies a 26% constant growth policy (based on the Ember Token Genesis Offering), up to an additional 52,000,000 new Ember Tokens will be issued annually in perpetuity. As the monetary base grows, the rate of its growth will diminish with an asymptotic relationship to zero growth.

19

Ember Supply Quantitative Tools

Issuance policy will create a maximum annual issuance target and block mining will determine the actual number of additional tokens injected into the supply base. The two primary drivers behind the rate of mining are a) the difficulty of mining / token discovery and b) the rewards for block mining. The Prometheum Foundation will be responsible for increasing or decreasing block discovery difficulty and adjusting mining rewards halving targets.

Ember Token Future Valuation

We believe that the value of an Ember Token will be influenced by two primary factors: a) token supply b) the market’s perception of Ember Token value. As aforementioned, Ember Tokens will be issued on a constant linear rate basis enabling its supply to grow more rapidly in the early years and more slowly as the Prometheum Network. Additionally, the Prometheum Foundation will utilize policy and quantitative tools to adjust supply to avoid price pressure from oversupply.

External Market Factors in Ember Token Valuation

We believe the value and subsequent Ember Token price may be affected by the following primary factors:

  Legal and regulatory environment – The market for crypto currencies and crypto securities has experienced very rapid growth in the past 2 years. Additionally, there have been some well-publicized hacks and scams. This has prompted some foreign governments to limit access to currencies and ICO’s to their citizens. Domestically, it is widely expected that regulatory bodies will increase their governance of ICO’s. The Prometheum Network is designed from the ground up to be a Federal Securities Laws compliant network thereby providing considerable value and differentiation to Prometheum’s Ember tokens for use in ICO’s.
  Secondary market – Liquidity for tokens on a secondary market will be a factor in the Ember Token’s value. We intend to create a compliant secondary trading alternative trading system, the Broker-Dealer/ATS, as well as accessing a clearing and settling infrastructure, the Digital Clearing Firm. The infrastructure will create a safe and compliant environment for secondary trading adding significant liquidity, value, and differentiation.
  Platform volume and usage – The Ethereum Network was designed to accommodate smart contract – based tokens making it an ideal starting point for ICO’s. Ethereum’s Ether tokens are typically used as the crypto currency to purchase the ICO tokens leading to increased demand and holdings of the Ether tokens. By observing the following 2 charts, which plot Ether token prices along with both cumulative number and value of ICO’s on the Ethereum platform, it is clear that Ether’s rapid value increase coincided with the increased usage of the platform for ICO’s2. The Ethereum platform is currently the largest venue for ICO’s, with 185 ICO’s worth a total market capitalization of around $6 billion at the time of the writing of this overview3. While the Ethereum network does an adequate job of facilitating ICO’s, the ICO’s to date have been extra-judicial and are traded in an unregulated exchange environment. Prometheum will address many of the legal and regulatory issues associated with Ethereum, putting it in a competitive position to better address the future market for Token Securities.

____________________

2Various: https://www.coindesk.com/ico-tracker/, https://www.coindesk.com/ethereum-price/, https://www.cryptocompare.com/ico/#/completed

3https://coinmarketcap.com/coins

20

  Public perception of safety and viability – Initial Coin Offerings, blockchain technology and cryptocurrencies have begun to get increased coverage in the mainstream media and has caught the attention of mainstream investors. As the public awareness and perception of Token Securities increases, it will be critical to provide a regulated and safe environment to provide the confidence to increase mainstream participation in the market. The Prometheum Network will be designed to provide the regulatory compliant environment that will address the safety and viability concerns of investors.

Prometheum, Inc.

Our primary business purpose is to put the Prometheum Network business plan into effect and to fund and manage the initial set up of the Prometheum Network infrastructure. In connection therewith, we will be responsible for the creation of the Prometheum Foundation and organizational matters, including selecting the initial members of the Prometheum Foundation’s Board of Governors, which we currently intend to consist of 3-5 members. We intend to fund the Prometheum Foundation with the proceeds from the Genesis Offering and any remaining net proceeds from this Offering. Depending upon the final set-up of the Prometheum Network, we may also establish subsidiaries of the Prometheum Foundation, which may include nonprofit entities responsible for the development of the technology associated with the Prometheum Network and for holding the necessary brokerage licenses for the Broker-Dealer ATS.

If we are able to complete the Genesis Offering and successfully launch the Prometheum Network and have it running under the Prometheum Foundation, we intend to spin off or transfer to the Prometheum Foundation our control of the Prometheum Foundation, thereby creating a fully autonomous foundation that will run itself.

Economic Model

Our Chief Crypto-Economic Officer and Director, Mark Malek, has developed an Economic Model of the projected and theoretical economic justifications for the Ember Tokens as proposed to be structured within the Prometheum Network, a copy of which is attached as Exhibit C. (See Mr. Malek’s biography in Directors, Executive Officers and Significant Employees on page 24.)

The Economic Model attached hereto as Exhibit C is provided to prospective investors to facilitate conceptualization of the possibilities, both good and bad, of future events, if and assuming the Genesis Offering is successfully completed and Ember Tokens are issued, of which no assurance can be given. In addition, no assurance can be given that the modelling results will be accurate or that events will occur in the future as set forth therein.

Business Plan Assuming no Ember Token Genesis Offering

If we are not able to complete the Genesis Offering of the Ember Tokens, we intend to modify our business plan by having the Prometheum Network operate with the Broker-Dealer/ATS as a digital security offering and trading system, without the Ember Tokens. We believe that under this model, the Prometheum Network would operate as a location for issuers looking to raise capital through Federal Securities laws compliant Token Securities offerings.

Absent a successful Genesis Offering of Ember Tokens, we intend to cause all of the Warrants issued to be converted to shares of our Common Stock. The number of shares of our Common Stock to be issued upon such conversion will equal up to 35% of all of our then issued and outstanding Common Stock, on a fully diluted basis, following such conversion, assuming the sale of the Maximum Amount of Warrants. If less then the Maximum Amount of Warrants are sold in this Offering, then the number of shares of Common Stock issuable upon conversion shall be ratably reduced.

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

We were incorporated in September 2017 and since that date our operations have consisted solely of planning and development of the proposed Prometheum Network. We have received no revenues from operations since our inception. In addition to contributing $10,000 in cash to us to date, all costs associated, to date, in connection with our formation, development, legal services and support therefore have been borne by our sole shareholder, CEO and director, Martin H. Kaplan. Similarly, Mr. Kaplan provided office facilities and support therefore without cost to us. Assuming the successful completion of our capital formation efforts, we intend to pay fair market prices for such services and facilities.

Over the next 12 to 24 months, our plan is to utilize the net proceeds of this Offering to acquire or create the various components of the Prometheum Network, including the Prometheum Foundation and the Broker-Dealer ATS. In addition, during such time, we will commence coding for our Ember Tokens. We believe that we will have completed the necessary work to launch the Prometheum Network and to conduct the Genesis Offering of our Ember Tokens in this time period. We believe that the proceeds from this Offering will be sufficient to fund our developmental operations for a period of 24 months. We also intend to raise additional funds within the next 12 months in a concurrent private offering of Warrants pursuant to Rule 506(c) of Regulation D.

Liquidity and Capital Resources

To date, we have generated no cash from operations and negative cash flows from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including: the success of this Offering, the progress of our research and development efforts and the rate at which we can get the Prometheum Network up and running.

Our business does not presently generate any cash. We believe that if we raise the Maximum Amount in this Offering, we will have sufficient capital to finance our operations for the next 24 months, however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24 month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office(1)	Approximate hours per week for part-time employees
Martin H. Kaplan	Chief Executive Officer, Director	67	September 2017
Aaron L. Kaplan	Chief Operating Officer, Chief Financial Officer, Director	33	September 2017
Mark Malek	Chief Crypto-Economic Officer, Director	50	October 2017
Jerry Schneider	Director	72	October 2017

(1) Our directors each serve until the next annual meeting of our shareholders.

Martin H. Kaplan has served as our Chief Executive Officer and one of our Directors since our inception. Mr. Kaplan received his BA from City College of New York and his JD from New York Law School. Mr. Kaplan is the Managing Member of Gusrae Kaplan Nusbuam PLLC, a law firm formed in 1975 specializing in securities law and commercial litigation. Mr. Kaplan is also the Managing Member of Coincross, LLC, a holding company with interests in a merchant bank and ownership of a broker-dealer. Mr. Kaplan is also our sole shareholder. From 2014 to 2016, Mr. Kaplan served as a director of P2W, Ltd, an Israeli corporation specializing in water purification. As Chief Executive Officer, Director and sole shareholder, Mr. Kaplan will have broad discretionary powers over our Company. Mr. Kaplan is a member of the New York State Bar.

Aaron L. Kaplan has served as our Chief Operating Officer, Chief Financial Officer and a Director since inception. Since 2016, Mr. Kaplan has served as the Managing Member of EquityArcade Services, LLC and prior thereto he served as the Managing Member of EquityArcade, LLC, a crowdfunding platform that also specializes in developing crowdfunding software. In 2015, Mr. Kaplan was the founder of Deckbound, LLC, a blockchain gaming and technology company. From April 2007 through August 2008, Mr. Kaplan was an associated person with StockCross Financial Services, Inc., a broker-dealer. Mr. Kaplan received a BA from the University of Wisconsin, Madison and a JD degree from Thomas Jefferson School of Law. Mr. Kaplan is currently an employee at Gusrae Kaplan Nusbaum PLLC and is a member of the New York State Bar.

Mark Malek, has served as our Chief Crypto-Economic Officer and one of our Directors since October 2017. Mr. Malek is the Chief Investment Officer at Muriel Siebert & Co. where his responsibilities include portfolio management, investment advisory, and spearheading the efforts to launch next generation products and services and is also associated with its affiliates, KCA Technologies, LLC, StockCross Financial Services, Inc. and Siebert Financial Corp. Prior to joining Siebert and its affiliates, Mr. Malek was CIO at Praxis Insight Advisors and Digital Wealth Technologies where he developed and managed the firms' quantitative market algorithms and models. Formerly Malek was Chief Investment Officer of WealthSource Partners, LLC, where his responsibilities included portfolio management, investment strategy, and trading. He has 26 years of experience in quantitative finance, modeling, algorithm design, analysis, mergers and acquisitions, private equity, and securities trading. He served as a portfolio manager at Westmarc Capital partners, Vice President of Corporate Development at AT&T, Director of Corporate Development at Lucent Technologies, and has been at the helm of several software-based startup ventures. Mr. Malek holds a BA in Economics from Rutgers University and an MBA in Finance from Rutgers Graduate School of Management.

Jerry Schneider, has served as one of our Directors since October 2017. Mr. Schneider is a certified public accountant and has over 40 years of relevant accounting experience. Mr. Schneider is licensed to practice public accounting in New York and Florida and is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Florida Society of Certified Public Accountants. Since December 2016, Mr. Schneider has served as a member of the board of directors, and chairman of the audit committee, of Siebert Financial Corp. Prior thereto, Mr. Schneider was the Managing Partner of Schneider & Associates LLP, a CPA firm with approximately 20 professional staff and was the driving force in that firm’s growth and development until it merged with Marks Paneth LLP in 2008. Since January 2011, Mr. Schneider has been a Partner Emeritus and Senior Consultant at Marks Paneth LLP. In November 2017, Mr. Schneider will become a “retired partner” thereof. Mr. Schneider’s practice was concentrated in the areas of business planning, high net worth individuals, manufacturing, retailing, securities broker-dealers, the hospitality industry and private educational institutions.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

All of our executive officers and directors are serving without cash compensation, although, founders warrants have been reserved and will be issued to officers and directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the numbers and percentages of our outstanding voting securities as of October 30, 2017 (as qualified in the footnotes thereto) by:

●	each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

●	each of the Company’s directors;

●	each of the Company’s executive officers; and

●	all of the Company’s directors and executive officers as a group.

The Company’s voting securities consist of Common Stock and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Circular. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o Prometheum, Inc., 120 Wall Street, New York, NY 10005.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned Before Offering	Percent of Shares Beneficially Owned Before Offering		Number of Shares Beneficially Owned After Offering (1)(2)	Percent of Shares Beneficially Owned After Offering (1)(2)
Martin H. Kaplan (1)	1,000	100%		1,000	100%
Aaron L. Kaplan (2)	-	*	%	-	*	%
Mark Malek (2)	-	*	%	-	*	%
Jerry Schneider (2)	-	*	%	-	*	%
Executive officers and directors as a group (4 persons)	1,000	100%		1,000	100%

* Less than 1%

(1) Does not include 2,000,000 Seed Funding Warrants exchangeable for up to 2,000,000 Ember Tokens, when and if issued, or, if the Ember Token Genesis Offering does not occur, a yet to be determined number of shares of our Common Stock. The Seed Funding Warrants we issued to Mr. Kaplan in exchange for capital contributions and services provided to us.

(2) Does not include Founder Tokens/Warrants issuable to us and to Messrs. Kaplan, Malek and Schneider, exchangeable for up to 20,000,000 Ember Tokens, when and if issued, or, if the Genesis Offering does not occur, a yet to be determined number of shares of our Common Stock. The Founder Warrants were issued to us and to Messrs. Kaplan, Malek and Schneider in exchange for their efforts and will be allocated amongst them by Mr. Kaplan in his discretion.

24

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We may enter into an agreement with EquityArcade Services, LLC to license its intellectual property related to their securities offering platform and other securities compliance functions. Aaron L. Kaplan, our Chief Operating Officer, Chief Financial Officer and one of our directors is the Managing Member of EquityArcade Services, LLC. Martin H. Kaplan, our Chief Executive Officer and one of our directors owns 100% of EquityArcade Services, LLC. We have not entered into any definitive agreements with EquityArcarde Services, LLC. with respect to the proposed licensing terms.

CONFLICTS OF INTEREST

Martin H. Kaplan, our Chief Executive Officer and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Martin H. Kaplan is also our sole shareholder and the holder of Seed Investor Warrants and Founders Warrants. Aaron L. Kaplan, our Chief Operating Officer, Chief Financial Officer and a director is Martin H. Kaplan’s son. Jerry Schneider, one of our directors is also a director of Siebert Financial Corp., which has been represented in a number of matters, some of which are ongoing, by GKN. Mark Malek, our Chief Crypto-Economic Officer and one of our directors is employed on full time basis by affiliates of Siebert Financial Corp. which is also represented by GKN. Accordingly, there may be multiple conflicts of interest between us, GKN and our officers and directors.

SECURITIES BEING OFFERED

Ember Warrants

The Company is offering up to $50,000,000 of Ember Warrants (“Warrants”) at an offering price of $1.00 per Warrant.

Each Warrant will initially entitle the holder to receive, if and when issued, one Ember Token. The Warrants may be exchanged for Ember Tokens at any time after the Genesis Offering is completed. The Warrants will expire, if not previously exchanged, five (5) years from the date of the initial closing of this Offering. Commencing 24 months after the date of the initial closing, the Warrants will upon election by us, be automatically converted into shares of our Common Stock. Assuming the sale of the Maximum Amount of Warrants, the number of shares of Common Stock to be issued upon exchange of all outstanding Warrants shall equal up to 35% of our total issued and outstanding Common Stock on a fully diluted basis following such election by us and conversion. If less than the Maximum Amount of Warrants are sold, then the number of shares of our Common Stock issuable upon conversion will be ratably reduced.

After the Ember Genesis Offering, holders of Warrants desiring to exchange their Warrants for Ember Tokens may do so by delivering to a duly executed exchange notice to us.

Redemption

Each Warrant shall be subject to mandatory redemption by us after the closing of the Genesis Offering of the Ember Tokens, upon twenty (20) days prior written notice.

Restrictions on Transfer

Generally, securities sold in a Regulation A offering are not considered “restricted securities” under Securities Act Rule 144 and therefore, sales of Warrants by persons who are not considered to be affiliates of us would not be subject to any transfer restrictions under Rule 144. Affiliates of ours that purchase Warrants will be subject to the limitations of Rule 144, other than the holding period requirement. In addition, various State Blue Sky laws may restrict transfer of Warrants until such time we have qualified the Warrants for secondary trading.

25

Ability to Void a Sale of Warrants

We have the right to void a sale of Warrants in the Offering and compel an investor to return them to us, if we have reason to believe that such investor acquired the Warrants as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights.

Governing Law

The Warrants are governed by and construed in accordance with the laws of the State of Delaware.

The foregoing is a brief summary of certain terms and conditions of the Warrants to be issued in connection with this Offering and are subject in all respects to the provisions contained in the Warrants. See “Plan of Distribution” for additional information about Agent Warrants to be issued to any Selling Agents in connection with this Offering.

Common Stock

Our authorized capital stock consists of 100,000 shares of Common Stock, par value $0.001 per share, and 10,000 shares of blank check referred stock, par value $0.001 per share (the “Preferred Stock”). Our board of directors is authorized by the Company’s certificate of incorporation to establish such classes or series of Preferred Stock, issue shares of each such class or series and fix the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, applicable to each such class or series, without any vote or other action by any holders of any of the Company’s Common Stock. Each such class or series will have the terms set forth in a certificate of designations relating to such class or series filed with the state of Delaware or otherwise made a part of our certificate of incorporation, as it may be amended and restated from time to time. Following the completion of this Offering, we intend to amend our certificate of incorporation to increase our authorized Common Stock to 400,000,000 shares.

Voting Rights

Holders of Common Stock will have one vote per share and may vote to elect our board of directors and on matters of corporate policy.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we have no plans to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of our Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of the Company’s Preferred Stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

The foregoing is a summary of the rights and limitations of the Common Stock provided for in the Company’s certificate of incorporation, as amended and restated from time to time. For more detailed information, please see the Company’s certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the Offering Statement of which this Offering Circular forms a part, which Offering Statement has been filed with the SEC.

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Ember Tokens

For a discussion of the proposed terms relating to the Ember Tokens, which have yet to be formed, please see the description of the Ember Tokens under the Section of this Offering Circular entitled, Ember Tokens on page 17.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Gusrae Kaplan Nusbaum PLLC, New York, New York. Martin H. Kaplan, our Chief Executive Officer, director and sole shareholder is the Managing Member of Gusrae Kaplan Nusbaum PLLC. See “Conflicts of Interest” on page 26.

EXPERTS

The financial statements of Prometheum, Inc. appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Lipner, Sofferman & Co., LLP, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the securities offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about the Company and the securities offered hereby, the Company refers you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports, and other information with the SEC pursuant to Regulation A. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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Part F/S Financial Statements

F-1

PROMETHEUM, INC.

FINANCIAL STATEMENT

OCTOBER 23, 2017

F-2

LIPNER, SOFFERMAN & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS
125 JERICHO TURNPIKE, SUITE 402, JERICHO, NEW YORK 11753
(516) 487-4070 • FAX (516) 773-4289 • www.lipnersofferman.com

MEMBERS
AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK STATE SOCIETY OF
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of
Prometheum Inc
c.o Aaron Kaplan
120 Wall Street, 25th floor
New York, NY 10005

We have audited the accompanying balance sheet of Prometheum Inc. as of October 23, 2017, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Prometheum, Inc. as of October 23, 2017, in accordance with accounting principles generally accepted in the United States of America.

Lipner, Sofferman & Co., LLP

LIPNER, SOFFERMAN & CO., LLP

Jericho, NY
October 25, 2017

F-3

PROMETHEUM, INC.

BALANCE SHEET

OCTOBER 23, 2017

ASSETS

Current assets:	
Cash:	
Cash and cash equivalents	$10,000
Total assets	$10,000

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:	$ 2,500
Total current liabilities	2,500
Shareholders' equity (deficit):	
Common stock, 110,000 shares authorized; 1,000 shares issued and outstanding, $.001 par value	$10,821
Preferred Stock, 10,000 shares authorized; 0 shares issued and outstanding, $.001 par value	-
Retained earnings	(3,321)
	7,500
	$10,000

See accompanying notes to financial statement.

-3

F-4

PROMETHEUM, INC.

NOTES TO FINANCIAL STATEMENT

OCTOBER 23, 2017

1. **Organization and Nature of Operations:**

Prometheum Inc., a Delaware corporation, is in a development stage and seeks to create a mature ICO ecosystem (i.e. the blockchain securities infrastructure) for the issuance, trading, settling and clearing of tokenized securities (ICO Tokens). Prometheum proposes creating an entire ecosystem to serve as the decentralized smart securities infrastructure where all block chain securities processes will occur. Our goal is to create an exchange/ATS for primary issuance and secondary trading along with related clearing and settling infrastructures in order to become the securities ecosystem for the issuance, distribution, transaction and processing of block chain token securities (ICOs) in a securities law compliant way.

2. **Summary of Significant Accounting Policies:**

Cash and Cash Equivalents:

Cash equivalents are limited to short term, highly liquid investments that are both readily convertible to known amounts of cash and of an original maturity of three months or less.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events:

The Company has evaluated subsequent events through October 25, 2017, the date which the financial statement was available to be issued.

3. **Income Taxes:**

For the period ended October 23, 2017, the corporation had no taxable income and was not liable for federal income taxes.

At October 23, 2017, management has determined that the corporation had no uncertain tax positions that would require financial statement recognition. This determination will always be subject to ongoing reevaluation as facts and circumstances may require.

-4-

F-5

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit

2.1	Certificate of Incorporation of Prometheum, Inc.
2.2	Bylaws of Prometheum, Inc.
3.1	Form of Ember Warrant
3.2	Form of Subscription Agreement*
11.1	Consent of Lipner, Sofferman & Co., LLP
12.1	Opinion of Gusrae Kaplan Nusbaum PLLC*
13.1	Testing the Waters Materials

* To be filed by amendment.

Exhibits

SIGNATURES

 Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 3, 2017.

PROMETHEUM, INC.

By:	/s/ Martin H. Kaplan
Martin H. Kaplan
Chief Executive Officer, Director
(Principal Executive Officer)

By:	/s/ Aaron L. Kaplan
Aaron L. Kaplan
Chief Operating Officer, Chief Financial Officer, Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Martin H. Kaplan	Chief Executive Officer and Director	November 3, 2017
Martin H. Kaplan

/s/ Aaron L. Kaplan	Chief Operating Officer, Chief Financial Officer and Director	November 3, 2017
Aaron L. Kaplan

/s/ Mark Malek	Chief Crypto-Economic and Director	November 3, 2017
Mark Malek

/s/ Jerry Schneider	Director	November 3, 2017
Jerry Schneider

Signatures

Exhibit A

Prometheum, Inc. Position Paper

Release 2.1

Position

ICO Tokens where investors seek investment profits have been declared securities by the SEC. Tokenized securities are the obvious future for securities. The underlying infrastructure for the issuance and transaction of ICO token securities does not exist. Prometheum, Inc. intends to be the creator of the necessary blockchain securities infrastructure for a tokenized securities ecosystem.

Introduction

The Securities and Exchange Commission recently released its DAO report which is generally understood to advise the public that Initial Coin Offerings (ICOs) offered with the expectation of profits from the efforts of others are securities, and the offer and sale of such ICO Tokens without compliance with the Federal Securities Laws is illegal.

Prometheum, seeks to create a mature ICO ecosystem (i.e. the blockchain securities infrastructure) for the issuance, trading, settling and clearing of tokenized securities (ICO Tokens). Prometheum proposes creating a blockchain ecosystem to serve as the decentralized smart securities infrastructure where all tokenized securities processes will occur. Our goal is to create an alternative trading system for primary issuance and secondary trading along with all necessary clearing and settling infrastructure and functions. This makes the Prometheum Network a securities ecosystem capable of issuance, distribution, buying/selling and processing of blockchain token securities (e.g. ICOs) in a securities law compliant manner.

The Ethereum network was designed to accommodate smart contract-based tokens making it an ideal starting point for the first wave of ICOs. While the Ethereum network does an adequate job of facilitating ICOs, the ICOs issued to date have been extra-judicial and trade in an unregulated exchange environment. Prometheum's goal is to address the legal and regulatory issues associated with the current ICO landscape, putting Prometheum’s ecosystem in a position to compliantly service the future market for tokenized securities offerings.

2

This paper does not intend to propose any blockchain innovation, rather we seek to incorporate the benefits of existing, proven blockchain technologies into the securities landscape.

Why Now?

The securities industry lacks the infrastructure to handle the issuance, transaction and settlement of ICO Token securities. Extra-judicial ICOs operate outside the regulatory infrastructure meant to protect investors. A decentralized smart contract network for tokenized securities will allow for a reliable and regulated initial coin offering universe.

The SEC and other global regulators are focusing enforcement efforts on the unregulated ICO market (securities regulator warnings from: United States1, China2, Canada3, Israel4). The declaration of ICOs as securities will require extensive infrastructure development. Without such development, the future of ICO Tokens will be illiquid, in the gray zone of propriety and be subject to market and consumer abuse.

The Commission’s DAO Report5 declares that DAO tokens are securities:

“The Commission deems it appropriate and in the public interest to issue this report of investigation (“Report”) pursuant to Section 21(a) of the Exchange Act to advise those who would use a Decentralized Autonomous Organization (“DAO Entity”), or other distributed ledger or blockchain-enabled means for capital raising, to take appropriate steps to ensure compliance with the U.S. Federal Securities Laws. All securities offered and sold in the United States must be registered with the Commission or must qualify for an exemption from the registration requirements. In addition, any entity or person engaging in the activities of an exchange must register as a national securities exchange or operate pursuant to an exemption from such registration. This Report reiterates these fundamental principles of the U.S. Federal Securities Laws and describes their applicability to a new paradigm—virtual organizations or capital raising entities that use distributed ledger or blockchain technology to facilitate capital raising and/or investment and the related offer and sale of securities.”6

____________________

1 https://www.sec.gov/litigation/investreport/34-81207.pdf

2 https://www.bloomberg.com/news/articles/2017-09-04/china-central-bank-says-initial-coin-offerings-are-illegal

3 https://www.coindesk.com/canadian-regulators-many-ico-tokens-meet-securities-definition/

4 https://www.coindesk.com/ico-oversight-israeli-regulators-form-token-sale-study-committee/

5 Release No. 81207 Report Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO

6 Release No. 81207 Report Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO p.1-2

3

Other global securities regulators have also begun to actively consider ICO Tokens in the context of their respective jurisdiction’s securities regulations (China7, Canada8, Israel9, Singapore10, Hong Kong11, Thailand12, etc.).

Future compliant ICOs and previously issued ICOs will be required to be transacted with regulated Broker-Dealers through an Alternative Trading System (“ATS”) with token securities held in virtual wallets at properly enabled custodial broker-dealers. Virtual currency exchanges are currently the primary/sole means of token exchange and trade. ICOs won’t have a means of exchange going forward as virtual currency exchanges that have previously supported them choose (and eventually are forced) to withdraw as they are not registered as either an ATS or broker-dealer. Illiquidity will negatively affect token prices.

ICOs as currently structured in the marketplace are securities and have essentially been declared such by the SEC and other regulatory bodies. The lack of a regulated market for securitized ICO tokens prevents any “distribution” of these securities. In order for ICO Tokens to be issued, transacted and processed compliantly, the development of a regulated and decentralized securities smart contract network for all ICO security token related activities is necessary.

High Level Overview

●	A domestic U.S. company, Prometheum, Inc. will issue a (Reg A+) security in the form of a warrant to purchase a cryptographic token (Ember or Ember Token) when issued in the Genesis block issuance in order to fund the creation of a compliant, decentralized securities smart contract ecosystem. Ember Warrants sold through the Reg A+ offering will be in the form of certificated warrant (“Ember Warrant”). The Ember Warrant may trade in conventional markets as a security until exchanged or redeemed.
●	Prometheum, Inc. will create a technology and set of protocols for the Prometheum Network, a distributed network designed around Ember tokens.
●	Prometheum, Inc. will turn over control of the Prometheum Network to the yet to be formed Prometheum Foundation (“Foundation”) upon the Genesis block issuance.
●	The Foundation will be responsible for the ongoing development, maturation and management of the Prometheum Network. The Prometheum Foundation would also participate in providing nodes (servers running the Prometheum Network protocol), though it is not intended to be the only provider.

____________________

7 https://www.bloomberg.com/news/articles/2017-09-04/china-central-bank-says-initial-coin-offerings-are-illegal

8 https://www.coindesk.com/canadian-regulators-many-ico-tokens-meet-securities-definition/

9 https://www.coindesk.com/ico-oversight-israeli-regulators-form-token-sale-study-committee/

10 https://www.coindesk.com/singapore-central-bank-token-sales-may-be-subject-to-securities-laws/

11 https://www.coindesk.com/hong-kong-regulator-warns-ico-tokens-may-securities/

12 https://www.coindesk.com/thai-securities-regulators-seek-appropriate-rules-icos/

4

●	Each Ember if and when issued represents both a.) a security and b.) a service token to be used on the Prometheum Network.
●	Ownership of Embers (e.g. control of related private keys) would be represented by the purchaser’s control of the cryptographic token.
●	Embers will be exchangeable between users on the Prometheum Network as service credits where service providers (e.g. those supporting the network) can be “paid” by service users on a transactional basis (e.g. mining).
●	Prometheum, Inc. will raise money to support the initial development of the Prometheum Network by issuing and selling Ember Warrants while binding their proposed use of the Prometheum Network to only Embers or their derivative fuel.
●	The Prometheum Foundation will retain as an asset a proportion of the issued Embers as an operating capital and reserve source.
●	Embers will function as the backbone on which other companies can conduct ICOs via the Prometheum Network, similar to the relationship Ether has with tokens issued on the Ethereum Network (e.g. ERC-20).
●	These issuer tokens issued on the back of Embers will be tradeable on the Prometheum Network’s secondary market regardless of whether the token is viewed as a service token, a cryptocurrency, or a tokenized security.

Structural Overview

5

Sales of Ember Warrants securities will fund initial development of the network.

The yet to be formed Foundation will take on responsibility for the oversight and day-to-day management of the ecosystem upon the Genesis Ember Token offering being completed and the Ember Tokens being issued. Ember Tokens are the fuel for the entire Prometheum Network and are the token on which other ICOs will be issued (e.g. ERC-20). Ultimately, it is the intent for the Foundation to beneficially own the licensed BD/ATS allowing for compliant purchasing, trading and processing of tokenized securities on the decentralized securities smart contract network. There is no centralized securities organization or exchanges, just participants in a decentralized securities smart contract network where all activities are governed by smart contracts written to the blockchain and processed by miners/validators.

By controlling a BD/ATS the Foundation will oversee the activities of the BD/ATS which will allow for the processing of Token securities transactions under the regulatory structure applicable to the securities industry as overseen by the SEC, States and FINRA. The Prometheum Ecosystem by operating within a securities law compliant and fully registered capacity as a BD/ATS provides comfort to its cliental who will properly rely on securities industry protections e.g. customer reserve rule, SEC 15c-3-3, net capital rules, SEC Rule 15c-3-1 and SIPC protection.

The Foundation will be responsible for the ongoing development of software that will allow qualified third party broker dealers to have access to the tokenized securities marketplace (under the auspices of an ATS) and offer their clients access to token securities investments and processing. This introduces new participants to primary tokenized security issuances and the network’s secondary market. This in turn will increase the demand for Ember Tokens further increasing its utility and value. All traditional brokerage processes are open to anyone who wants to engage in use of the network.

Payment for services in the network occur with Ember Tokens and blockchain processing (validating/mining) will be incentivized with both Ember Token rewards and transaction fees. Service providers and decentralized applications (DApps) can develop additional securities services that operate off Prometheum’s network. A part of the transaction fees for all activity on the underlying blockchain will go to fund the ongoing operations of the Foundation, its BD/ATS and related operational needs.

6

Opening of Token Securities Wallet/Account Creation

Participants wishing to access the Prometheum Network, either for the purpose of raising capital through the issuance of distributed ledger based securities created on top of our Ember Tokens (Issuer Tokens) or with intent to invest in Issuer Tokens, will be required to establish an account and create a token securities wallet with our BD. Each wallet will be governed by a smart contract through which we intend to accomplish certain compliance functions including know your customer and AML. Account permissions associated with a particular participant will create a smart contract relationship tailored to that participant’s permissions.

Example: If an investor qualifies as an accredited investor residing in the State of New York, that information will be written to the blockchain. As a result, such investor will not be subject to investment limits and will be limited to investing in offerings qualified in New York State.

The costs associated with the creation and management of participant Wallet Accounts will be paid for with Ember Tokens.

Creation and Issuance of Issuer Tokens through the Prometheum Network

We intend to establish the Prometheum Network so that issuers seeking to raise capital through an ICO will create their Issuer Tokens on top of our Ember Token. Issuer Tokens will be written as a layer of abstraction on top of an Ember Token (e.g. ERC-20/ERC-223). All rights, payments, and terms governing distribution of digital coins based upon our Ember Tokens will be handled by a “three-way handshake” and written as a smart contract to our blockchain. The blockchain activity associated with creation and successful issuance of Issuer Tokens is intended to increase demand for Ember Tokens and thus the value of our underlying Ember Token.

The issuance of Issuer Tokens on the Prometheum Network is intended to attract broker-dealers and their customers which is intended to increase the size of the Prometheum Network, further increasing the value of our ecosystem and its Ember Tokens. Qualifying broker dealers will participate in the Prometheum Network via its ATS broker-dealer and will be able to offer primary ICO issuances to their respective clients using the Prometheum Network.

Miners/validators are incentivized to join our network as more issuances and trades are processed/written to our blockchain. Compensation for mining activity will occur through both token rewards and transaction fee participation associated with trade/transaction validation.

Secondary Market

Our ATS broker-dealer is intended to create a marketplace for secondary market trading of Issuer Tokens and other qualifying ICOs. All cryptographic securities tokens are traded over a blockchain and held in virtual wallets. Each trade is validated by miners and written to our blockchain and transaction costs are paid by both sides of the transaction with bits of Ember Tokens.

7

We believe that secondary market trading of Ember-based Issuer Tokens and the introduction of third party service providers (broker dealers, investment banks, etc.) will significantly increase network activity on our underlying blockchain increasing the value of Ember Tokens and the underlying network itself.

Third party broker dealers will be enabled to tie into the ATS via our ATS platform and be able to offer their respective clients access to secondary market trading of Issuer Tokens and other qualifying ICOs.

Clearing & Settling

Processing of all trades of ICO Tokens on our ATS will be handled and held for custodial purposes by a clearing broker-dealer under applicable Federal Securities Law. Broker-dealers will compete for processing fees associated with the clearing and settling of sales and trades. A record of all transactions and activity conducted on the broker-dealer ATS will be written to the blockchain’s distributed ledger to ensure clear and compliant processing. All trades will be required to be cleared, settled, and written to our blockchain’s distributed ledger.

Conclusion

Tokenized blockchain securities represent the future of securities ownership. The securities infrastructure required to realize that future does not currently exist. The Prometheum Network’s proposed creation of a regulated and complete ecosystem for the issuance, transaction and processing of blockchain securities funded by an initial coin or rights offerings provides the pathway to realizing that future.

8

Exhibit B

SCOTT H. GOLDSTEIN MARTIN H. KAPLAN LAWRENCE G. NUSBAUM ANDREW WELS RYAN J. WHALEN

GUSRAE KAPLAN NUSBAUM PLLC

ATTORNEYS AT LAW

120 WALL STREET-25TH FLOOR

NEW YORK, NEW YORK 10005

—–

TEL (212)269-1400

FAX (212)809-4147

—–

81 MAIN STREET-SUITE 215

WHITE PLAINS, NEW YORK 10601

(914)644-8323

—–

www.gusraekaplan.com

OF COUNSEL ROBERT L. BLESSEY

October 6, 2017

VIA FEDERAL EXPRESS

Heather Seidel, Esq.

Acting Director, Division of Trading and Markets

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20548

Re:	Application Seeking No-Action Relief Relating to Control Location and Special Reserve Account for the Exclusive Benefit of Customers for Certain Virtual Coin and/or Token Securities Pursuant to Rule 15c3-3(c)(7) and 15c3-3(e) under Securities Exchange Act of 1934, as amended.

Dear Ms. Seidel:

Prometheum Inc. (“Prometheum”) is a recently formed Delaware corporation in the process of developing an ecosystem for a decentralized securities “smart contract” and token network.1 As part of its proposed ecosystem, Prometheum intends to create a licensed ATS order matching platform (the “Order Matching Platform”) for trading “Virtual Coin and/or Token Securities2” (“ICO Tokens”)3. ICO Tokens are generally defined as digital assets based upon cryptographic protocols that have utility on an underlying network. Examples of ICO Tokens include, Ether, Bancor Network ICO Tokens (BNTs), Tezzies, DAO ICO Tokens, and Atoms4.

1 A “smart contract” is defined as, “self-executing contracts with the terms of the agreement between buyer and seller being directly written into lines of code. [ ] Smart contracts permit trusted transactions and agreements to be carried out among disparate, anonymous parties without the need for a central authority, legal system, or external enforcement mechanism. They render transactions traceable, transparent, and irreversible. (See: http://www.investopedia.com/terms/s/smart-contracts.asp#ixzz4ueD6Ok78)

2 Theoretically, “utility tokens” that are not securities could be held for safekeeping at a broker-dealer if and assuming favorable No-Action treatment to this request. This theoretical distinction is necessary for those who would intellectualize the creation of a non-securities “utility token.”

3 ICO Tokens are known by various names including: smart securities, securitized ICO tokens, blockchain token securities, ICO Tokens, etc.

4 All like ICO Tokens are fungible, i.e., one token is indistinguishable from another.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

Prometheum’s goal is to establish a comprehensive infrastructure for decentralized ICO Tokens where all blockchain securities processes can occur. This intended infrastructure will include the creation of an exchange/ATS for primary issuance and secondary trading, settling and clearing mechanisms for ICO Tokens and systems for all other securities related processes.

A fundamental component to establish this proposed infrastructure is being able to hold ICO Tokens in a good location for custody and control purposes pursuant to Exchange Act Rule 15c3-3. Recognition of our proposed Tokenized Securities Custody Account (as defined below) as a good control location for ICO Tokens will allow for compliant processing and settling of ICO Tokens within the proposed ecosystem.

Prometheum will acquire or create a registered broker-dealer affiliate (the “Introducing Broker-Dealer”) which is intended to be a FINRA member. The Introducing Broker-Dealer will adhere to all applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations promulgated thereunder (the “Exchange Act Rules”) and FINRA rules and standards including, without limitation, all such rules and regulations related to opening customer accounts, Anti-Money Laundering and creation, maintenance and retention of required books and records. Customers who establish accounts with the Introducing Broker-Dealer will be able to purchase and sell ICO Tokens through the Order Matching Platform. All orders to buy and sell ICO Tokens will be placed by registered broker-dealers as contractual participants in the Order Matching Platform.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

Customers will be prohibited from directly or indirectly transferring ICO Tokens to third parties or to direct the transfer of ICO Tokens held at the Introducing Broker-Dealer’s clearing firm (the “Clearing Firm”) for third party receipt.

Custody and control of customer property, the ICO Tokens, and account statements will be controlled and processed by the Clearing Firm which, will be fully compliant with all applicable Securities and Exchange Commission (the “Commission”) rules, including, without limitation Exchange Act Rule 15c3-3. Customer ICO Tokens held by the Clearing Firm will be held in two secure electronic systems and recorded on the books and records of the Clearing Firm. One such secure electronic system will be used as a control location and designated as a “Special Custody Account for the Exclusive Benefit of Customers” (the “Tokenized Securities Custody Account”) and the other will be used as a reserve account and designated as a “Special Reserve Account for the Exclusive Benefit of Customers” (the “Reserve Account”).

To ensure security, transactions through the Order Matching Platform will be subject to a number of checks prior to execution. Customers accessing the Order Matching Platform will only be able to purchase ICO Tokens if they have sufficient cash in their account held at the Clearing Firm. Customers can only sell specific ICO Tokens if such ICO Tokens are long in the customer’s account and in the custody and control of the Clearing Firm. Buy and sell orders entered into the Order Matching Platform will require multiple verifications prior to execution to verify ICO Token positions and cash in the relevant account. ICO Tokens held in customer accounts at the Clearing Firm will be verified and subjected to a highly secure electronic process as described below.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

Prometheum requests the Division of Trading and Markets (“Division”) to advise that, on the basis of the facts stated herein, it will not recommend that the Commission take enforcement action against it, the Introducing Broker-Dealer or the Clearing Firm, if the Clearing Firm treats the Tokenized Securities Custody Account as a good control location for purposes of Exchange Act Rule 15c3-3(c)(7), and the Token Securities Reserve Account as an account for the exclusive benefit of customers as required by Exchange Act 15c3-3(e).

Discussion

The use of Initial Coin Offerings (“ICOs”) as a means of capital formation is growing and has broad economic implications. As with any marketplace for a new “investment” instrument, or derivative thereof, the marketplace for ICO Tokens is disorganized, extra-judicial and historically unregulated. The Commission’s recent DAO release5 has clarified that ICO Tokens that are sold with the purchaser expecting profits primarily from the efforts of others is a security and its distribution requires compliance with the Federal Securities Laws.

Prometheum, through the Introducing Broker-Dealer and the Clearing Firm, proposes to apply established rules and regulations for broker-dealers to ICO Tokens. This structure will increase security and transparency in the ICO marketplace by: (1) securing the validity of all customer orders by requiring that customers using the Order Matching Platform deposit cash and ICO Tokens in their accounts held at the Clearing Firm prior to allowing the execution of an order; (2) establishing books and records of all transactions pursuant to Exchange Act Rules 17a-3 and 17a-4; (3) reserving customer property and cash exclusively for the benefit of customers pursuant to Exchange Act Rule 15c3-3; (4) not allowing third party transactions; and (5) allowing same day and/or next day settlement because all of the proposed transactions will be settled internally on the Clearing Firm’s books and will not require any counterparty verification, facilitating prompt settlement of ICO Token transactions executed on the Order Matching Platform.

5 Commission published Release No. 81207 Report Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO (the “DAO Report”) July 25, 2017

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

I.	Existing law and public policy favors Commission regulation of ICO Tokens

The overwhelming majority of ICO Tokens are securities since they meet the criteria of an “investment contract”, as set forth in Howey6 and its progeny. (See Section II herein for a more detailed discussion.) Moreover, the Commission recently advised that any determination of whether an ICO Token is a security will be determined on a review of the facts and circumstances.7

The duality of ICO Tokens as both a tokenized security and as a representation of a utility on an underlying network, is a securities innovation that will allow for increased liquidity and efficiency in future markets. The value of ICO Tokens is demonstrated by the growth of the ICO market to almost a 2 billion-dollars.8 The ICO market is an unregulated market for capital formation and it is in the interest of public policy for that market to be regulated under the Federal Securities Laws. To incorporate ICOs into the existing regulatory framework, ICO activity and related ICO Token securities activity should be a regulated activity of a registered broker-dealer. By applying this framework, the ICO market would promote security of customer assets and funds for ICO Tokens by the application of the Exchange Act Rule 15c3-3 to customers’ ICO Tokens (as described herein) and ensure accurate and transparent transactions relating to ICO Tokens.

6 Securities and Exchange Commission v. W. J. Howey Co., 328 U.S. 293 (1946).

7 See the DAO Report, p. 17. Within the DAO Report, the Commission determined that the DOA ICO Tokens were a security. See DOA Report, p. 1.

8 https://www.coindesk.com/ico-tracker/

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

Prometheum believes that the Commission is the proper regulator for ICO Tokens.9 ICO Token investment-related activities are within the Commission’s historical areas of oversight e.g., securitization, capital formation, and transactions on exchanges.

II.	Precedent for treating ICO Tokens as securities

There is ample precedent for treatment of ICO Tokens as a “security,” and therefore, Prometheum proposes to treat ICO Tokens as such through the creation and maintenance of the Order Matching Platform operated by its affiliate registered Introducing Broker-Dealer.10 This letter does not specifically seek the Commission’s opinion or agreement with Prometheum’s position that an ICO Token is a “security” under the Federal Securities Laws.

 9The Commission doesn’t have to decide the broader policy issue of whether ICOs are securities. The Commission should further the protection of the public by allowing a broker-dealer to treat ICOs/ICO Tokens under 15c3-3 as requested by this No-Action letter.

10 It is the intent of the registered broker-dealer subsidiary to charge a transaction commission on each transaction executed through its Order Matching Platform.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

Prometheum believes that Howey compels the conclusions that an ICO Token is an “investment contract” because, it is a “security-like” interest in a “common enterprise” expected to generate profits for the ICO Token holder through the efforts of others.

The first prong of the Howey test, an “investment of money” is satisfied because individuals who want to own ICO Tokens must exchange money or other assets having value (virtual currency) for the ICO Tokens they acquire.

The second and fourth elements, “common enterprise” and “efforts of the promoter or third party” are interrelated for ICOs. Investors in ICOs purchase ICO Tokens attached to an underlying network/infrastructure. The ICO issuer uses the funds raised in the ICO to build out the network, with the goal of increasing the underlying network’s usage. Increased network usage increases the demand for the token thereby increasing the ICO Tokens’ value. Thereafter, the ICO network’s supporting software engineers and operators continuously engage in managerial efforts by continually developing and watching the network and making changes as needed for the ICO network to function. Based on these functions, the “common enterprise” and “efforts of the promoter or third party” are satisfied.

Lastly, there is an expectation of profits for those who invest in ICO Tokens. Investors in ICO Tokens usually invest before the underlying network and/or technology is built. Such investment is for speculative purposes and motivated “solely by the prospects of a return on the investment” through the efforts of the individuals/organization running/developing the underlying network to which the ICO Token is attached. ICO Token issuers use the money raised in an ICO to develop/build out the underlying network and its features with the intention of attracting more/new users thereby increasing network activity. As activity on the underlying network increases, so does demand for the network ICO Token, which raises the value of the ICO Token. Investors, seeking a profit, speculate on ICO Tokens purchased in an ICO with the hope of making a profit as activity on the network attached to the token increases. The inherent liquidity of current extra-judicial ICOs is also viewed as an attractive feature by investors who can “exit” their investments at any time.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

An ICO Token is the equivalent of an uncertificated security which evidences ownership on a book-entry basis through the “blockchain” similar to other uncertificated securities to which the Commission has granted no-action relief for purposes of Exchange Act Rule 15c3-3 (e.g., limited partnership interests, REIT interests, uncertificated notes and interests in a business trust and Cayman Island domiciled corporate entities.11) (A detailed discussion of these No-Action Letters is set forth in Section IV herein.)

Support for treating ICO Tokens as “securities” is found across many jurisdictions. The DAO Report declares that DAO ICO Tokens, a specific ICO Token, are securities. The DAO Report explains:

The Commission deems it appropriate and in the public interest to issue this report of investigation (“Report”) pursuant to Section 21(a) of the Exchange Act to advise those who would use a Decentralized Autonomous Organization (“DAO Entity”), or other distributed ledger or blockchain-enabled means for capital raising, to take appropriate steps to ensure compliance with the U.S. Federal Securities Laws. All securities offered and sold in the United States must be registered with the Commission or must qualify for an exemption from the registration requirements. In addition, any entity or person engaging in the activities of an exchange must register as a national securities exchange or operate pursuant to an exemption from such registration. This Report reiterates these fundamental principles of the U.S. Federal Securities Laws and describes their applicability to a new paradigm—virtual organizations or capital raising entities that use distributed ledger or blockchain technology to facilitate capital raising and/or investment and the related offer and sale of securities.12

11 See Wayne Hummer & Co., S.E.C. No-Action Letter (March 6, 1986); Charles Schwab & Co. Inc., S.E.C. No-Action Letter (Sept. 17, 1999); Wells Real Estate Investment Trust, Inc., S.E.C. No-Action Letter (Jan. 5, 2000); FOLIOfn Investments, Inc., S.E.C. No-Action Letter 2009 WL58414 (Jan. 9, 2009); Sanford C. Bernstein & Co., LLC, S.E.C. No-Action Letter (June 9, 2009)

12 The DAO Report, p.1-2

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

Other global securities regulators have also begun to actively consider ICO Tokens in the context of their respective jurisdiction’s securities regulations (i.e., China13, Canada14, Israel15, Singapore16, Hong Kong17, Thailand18, etc.).

The breadth and scope of the Federal Securities Laws gives the Commission the authority to regulate ICO Tokens and related investment activities particularly under circumstances where the party requesting the no-action relief wants to operate as a broker-dealer and hold their customer’s token securities under Exchange Act Rule 15c3-3. These laws and rules are intentionally flexible to further orderly markets, and protect the public, and to allow for adjustments for “new” developments, which could not have been specifically contemplated at the time the laws and rules were adopted, such ICO as Tokens which didn’t exist at the time of their promulgation.

13https://www.bloomberg.com/news/articles/2017-09-04/china-central-bank-says-initial-coin-offerings-are-illegal

14 https://www.coindesk.com/canadian-regulators-many-ico-ICO Tokens-meet-securities-definition/

15 https://www.coindesk.com/ico-oversight-israeli-regulators-form-token-sale-study-committee/

16 https://www.coindesk.com/singapore-central-bank-token-sales-may-be-subject-to-securities-laws/

17 https://www.coindesk.com/hong-kong-regulator-warns-ico-ICO Tokens-may-securities/

18 https://www.coindesk.com/thai-securities-regulators-seek-appropriate-rules-icos/

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

III.	ICO Tokens are “Customer Property” for Purposes of Exchange Act Rule 15c3-3

This letter seeks no-action relief for the proposed Tokenized Securities Custody Account to be held at the Clearing Firm to be treated as a “good location” for purposes of Exchange Act Rule 15c3-3(c)(7), and the “Tokenized Securities Reserve Account” is treated as a customer reserve account for purposes of Exchange Act Rule 15c3-3(e)19.

The overall purpose of Exchange Act Rule 15c3-3 is to protect customer property and funds held at broker-dealers. To accomplish this, broker-dealers must isolate customers’ fully paid securities and free cash as readily identifiable “customer property.”20 Exchange Act Rule 15c3-3 generally requires every broker-dealer that carries customer accounts to maintain physical possession or control of all fully paid and margin securities and also requires broker-dealers to make a periodic computation (“customer reserve formula”) to ascertain the amount of money that it holds that is either customer money or money obtained from the use of customer securities (“customer credits”). If customer credits exceed the amount that the customers owe the broker-dealer, the broker-dealer must deposit the excess in a special reserve account for the benefit of customers.

Customer ICO Token assets are “customer property” within the contemplation of Securities Investor Protection Act of 1970. The definition of “customer property” includes, “any other property of the debtor which upon compliance with applicable laws, rules, and regulations, would have been set aside or held for the benefit of customers.”21 The textual language allows for a broader interpretation of “customer property” beyond traditional securities and cash which are specifically enumerated in 15 U.S.C. § 78lll(2)(4)(A) through (D). The treatment of non-cash non-conventional securities under the definition of “customer property” within 15 U.S.C. § 78lll(2)(4) demonstrates the drafters intent that future developments were unpredictable and the need for malleability in protecting “customer property” under the Federal Securities Laws was required.

19 Arguably, virtual tokens can be considered akin to other fungible things of value, i.e., gold, depository receipts which may be held by a broker-dealer for the account of a customer and treated under 15c3-3.

20 See Financial Responsibility Rules for Broker-Dealers, Release No. 24-70072 (effective Oct. 21, 2013), citing The Securities Investor Protection Act of 1970 (15 U.S.C. 78aaa et. seq.)

21 15 U.S.C. § 78lll(2)(4)(E)

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

Based on the foregoing, we believe that fully paid customer ICO Tokens held in the customer’s account and safely kept in the Tokenized Securities Custody Account at the Clearing Firm falls within “customer property” under 15 U.S.C. § 78lll(2)(4).

IV.	Possession or Control of ICO Tokens

The possession or control requirement of Exchange Act Rule 15c3-3(b) requires broker-dealers to have physical possession of securities or to hold securities at one of the several “control locations” identified by Rule 15c3-3(c). Under Section 15c3-3(c)(7) such locations may include such other locations as the Commission shall, upon application from a broker-dealer, find and designate to be adequate for the protection of customer securities. Because uncertificated securities generally cannot be physically held in a broker dealer’s possession, the broker-dealer must establish that the uncertificated securities are lodged in a “satisfactory control location.”

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

As identified above, the Commission has granted no-action relief to registered broker-dealers to designate certain entity locations as satisfactory control locations and book-entry recordkeeping for uncertificated securities. In 1986, the Commission granted no action relief to a broker-dealer allowing a general partner to be treated as a good location for non-certificated limited partnership interests provided certain conditions were met.22 In 1999, the Commission granted no action relief to a broker-dealer allowing it to treat book entries of uncertificated limited partnership units as a good location provided certain conditions were met.23 In 2000, the Commission granted no action relief to a broker-dealer allowing the contractual advisor of a REIT as a good location in connection with uncertificated shares of the REIT. Upon acceptance of a subscription agreement the advisor provided the broker-dealer on behalf of its customer a confirmation and acknowledgement indicating the book-entry number of shares provided certain conditions were met.24 In 2004, the Commission granted no-action relief to a broker-dealer which designated a cooperative association as a good location for certain book-entry shares of specified notes, provided certain conditions were met.25 In 2009, the Commission granted no action relief to a broker-dealer that planned to operate an alternative trading system where members of an internet-based social lending platform (“FOLIOfn Investments”) who also have customer accounts with the broker-dealer (“Subscribers”) may engage in resales of uncertificated notes from the issuer. The issuer was obligated to maintain all records of note holders. As set forth in the no action letter, the broker-dealer will carry the uncertificated notes “long” in the Subscriber’s account when a Subscriber orders the issuer to deliver the notes to the broker-dealer, and the broker-dealer will reflect separately all Subscriber positions in the notes in its records pursuant to Exchange Act Rule 17a-3 until or unless delivered back to the Issuer.26 In 2009, the Commission granted no action relief to an entity in connection with uncertificated interests in in a business trust and Cayman Island domiciled corporate entities which were being held at a bank and a trustee. The Commission stated that in the case of the bank holding the uncertificated units the possession and control requirement would be satisfied. In the case of the trustee holding the uncertificated shares, it would be a good location if certain conditions were met.27

22 Wayne Hummer & Co., S.E.C. No-Action Letter (March 6, 1986)

23 Charles Schwab & Co., Inc., S.E.C. No-Action Letter (Sept. 17, 1999)

24 Wells Real Estate Investment Trust, Inc., S.E.C. No-Action Letter (Jan. 5, 2000)

25 National Financial Services, LLC, S.E.C. No-Action Letter (July 28, 2004)

26 FOLIOfn Investments, Inc., S.E.C. No-Action Letter 2009 WL58414 (Jan. 9, 2009)

27 Sanford C. Bernstein & Co., LLC, S.E.C. No-Action Letter (June 9, 2009)

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

In each of the various No-Action Letters referenced above, the conditions for approval generally imposed by the Commission are as follows:

1.	The broker-dealer carries the investment “long” in customers’ accounts;
2.	All securities positions of each securities issuer are reflected separately in securities records or ledgers maintained pursuant to Exchange Act Rule 17a-3;
3.	The broker-dealer is not aware of any substantial problems of an operational nature which the investment may be experiencing and which may endanger the interests of the customer;
4.	The broker-dealer will obtain written assurances that the securities are not subject to any right, charge, security interest, lien, or claim of any kind in favor of the securities issuer or sponsor of the issuer (e.g., the general partner, managing member trustee, etc.); and
5.	The broker-dealer will maintain in a separate file a current list of all collective investment vehicles of which interests will be carried on its books and records subject to the terms and conditions set forth above. The list will contain the name of the contact person, telephone number, and address for each collective investment vehicle.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

The Introducing Broker-Dealer and Clearing Firm’s proposed system for facilitating ICO Token transactions is similar to the FOLIOfn Investments system which was granted no-action relief involving an alternative trading system for members of an internet–based social lending platform. Customers of the Introducing Broker-Dealer will have access through the broker dealer to the internet-based Order Matching Platform and be introduced to the Clearing Firm on a fully disclosed basis. The Introducing Broker-Dealer’s customers can engage in purchases and sales of uncertificated ICO Tokens. The Clearing Firm will carry ICO Tokens “long” in the customers’ accounts. Maintenance of records of ICO Token ownership will be processed by a blockchain distributed ledger. The Introducing Broker-Dealer will reflect all customer transactions separately in its records pursuant to Exchange Act Rule 17a-3. All ICO token transactions transferred internally will be for settlement and delivered to new purchasers accounts either the same day or on T+1.

The Clearing Firm should be deemed a good location for purposes of Exchange Act Rule 15c3-3 since it will impose the security protocols described herein and be able to meet similar conditions as those imposed by the Commission in the No-Action letters discussed above as follows:

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

1.	Introducing Broker-Dealer’s Clearing Firm will carry the ICO Tokens “long” in customers’ accounts which are located at the Clearing Firm. (Customers must have available cash, or buying power, to pay for a ICO Token purchase in the customer’s account maintained at the Clearing Firm);
2.	Introducing Broker-Dealer’s Clearing Firm will reflect ICO Tokens separately in records or ledgers maintained pursuant to Exchange Act Rule 17a-3 under the Exchange Act (In addition, the Introducing Broker-Dealer will maintain a log of all order activity on the Order Matching Platform);
3.	When accepting custody of ICO Tokens, neither the Clearing Firm nor the Introducing Broker-Dealer will be aware of any substantial problems of an operational nature which the ICO Tokens may be experiencing and which may endanger the interests of the customer;
4.	The Clearing Firm will obtain and record an electronic communication from the Token’s blockchain, that the ICO Token which is the subject of the transaction is not subject to any right, charge, security interest, lien, or claim of any kind in favor of anyone;
5.	The ICO Tokens are registered with the Commission pursuant to the Securities Act, exempt from registration, or not required to be registered; and
6.	The Clearing Firm and the Introducing Broker-Dealer will maintain in a separate file a current list of all ICO Tokens allowed on the Order Matching Platform which will be carried on the Clearing Firm’s books and records subject to the terms and conditions set forth above.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

V.	The Clearing Firm’s Security Protocols

The Clearing Firm will implement the following technical protocol to establish the “Tokenized Securities Custody Account” as a “good location” for compliance with Exchange Act Rule 15c3-3(c)(7). The premise of the technical protocol is to combine human authentication and technological procedures to ensure customer property and funds are safe.

Before a customer may access the Order Matching Platform, he must establish an account with the Clearing Firm.28 Further, before a customer with an account can enter into a transaction, he must have cash29 and/or ICO Tokens in the account.

The Tokenized Securities Custody Account or the “Cold Wallet”30 will have a system of secure addresses which are dedicated to holding ICO Tokens. Access to the Cold Wallet to effectuate transfers of verified transactions for ICO Tokens requires a combination of human and technical authorizations by the Clearing Firm and the blockchain. The “Cold Wallet” will require multiple signatures, including those provided by devices not connecter to the internet, to announce to the underlying blockchain that it is effectuating transactions. It is expected that the vast majority of transactions in ICO Tokens will be “internal” and thus reflected in “book entries” on the Introducing Broker-Dealer’s and the Clearing Firm’s records.

28 Maintaining a brokerage account at the Clearing firm will subject each individual to the Clearing Firm’s established account opening procedures including, but not limited to identity verification, AML policies, etc.

29 All free cash will be held at a good location, i.e. a bank, and such account will be captioned as being held “for the exclusive benefit of customers.”

30 “Cold” means that the computer where the Cold Wallet is maintained will have extremely limited connectivity to the internet and will remain off unless it is activated pursuant to security procedures for transferring virtual tokens.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

Deposits can be made at any time. The process for deposits involves a customer providing the Clearing Firm’s public virtual token address (the “Hot Wallet”) to the location from which he/she is withdrawing the ICO Tokens. Upon receiving multiple confirmations of the transaction from the blockchain, the Clearing Firm will transfer the ICO Tokens into its “Cold Wallet.” The customer can only sell the ICO Tokens once they have been moved to the “Cold Wallet.”

Purchases of ICO Tokens will involve the entry of a purchase order into the Order Matching Platform. The Clearing Firm will verify that the user has enough cash in the customer’s account to cover the value of the transaction. Upon such verification, the ICO Tokens will be moved into the customer’s account and can be viewed on the Introducing Broker-Dealer’s system.

Requests for withdrawal of ICO Tokens will undergo a strict security protocol and will generally be settled on a T+1 basis to allow time for verification by the Clearing Firm and blockchain. To effectuate a withdrawal, the customer will input withdrawal transaction on the Order Management Platform to present a request to the Clearing Firm’s Cold Wallet to release ICO Tokens. The amount of the request is made as a memo entry request from the Hot Wallet to the Cold Wallet at the Clearing Firm. The amount of requested funds are removed out of the customer’s account. The Clearing Firm vets the transaction based on its internal order verification procedures for the proposed transaction. The Clearing Firm then directs to release the funds to the customer, and thereafter the transaction is confirmed by the blockchain.

GUSRAE KAPLAN NUSBAUM PLLC

Ms. Heather Seidel, Esq.

October 6, 2017

In order to prevent third parties from accessing the Clearing Firm’s Cold Wallet the security protocols establish “cold storage” with multiple required signatures, including those provided by devices not connected to the internet, prior to execution of a proposed Token transaction.

The proposed use of the Tokenized Securities Custody Account is comparable to a clearing firm’s cage where certificated securities of issuers who do not qualify for DTCC participation are held and processed.

Conclusion

Based on the foregoing facts and analysis, Prometheum requests that the Division confirm that it will recommend no-action against it, the Introducing Broker Dealer, or the Clearing Firm for the treatment of the proposed Tokenized Securities Custody Account as a good location for purposes of Exchange Act Rule 15c3-3, and that such proposed treatment does not conflict with the requirements of Exchange Act Rule 15c3-3.

Should you or your staff have any questions please contact the undersigned, or in my absence, my associate, Aaron L. Kaplan.

Very truly yours,

Martin H. Kaplan

Exhibit C

Prometheum Ember Token Economics

Ember Tokens (EMB) are the fungible value source for the Prometheum Network, A Federal Securities Laws compliant ICO ecosystem being created for the issuance, trading, settling, and clearing of tokenized securities. Ember tokens will be distributed in two stages. The first stage will be the proto or genesis block and it will serve to fund the establishment of the Prometheum network, software development, and The Prometheum Foundation. The second stage distribution will add token supply over time and will be governed by token supply policy designed to control deflationary pressure and maintain stable intrinsic token value.

The Ember Proto Block

The Ember Proto Block, also referred to as the Genesis Block will be used to establish the Prometheum network through an initial coin offering (ICO). The offering will be conducted in 3 SEC compliant tranches as follows:

1.	Tranche 1 – Institutional offering under Reg D
2.	Tranche 2 – Public offering under Reg A
3.	Tranche 3 – Public offering under S1

The offerings will consist of regulatory-compliant tradeable Ember warrants, which enable the holder to convert to Ember tokens created for the Genesis Block. The Ember warrants permit holders to freely trade, creating a market prior to Genesis Block creation.

The proto block will be allocated as follows:

•	Funding (72% Target Allocation) – Will be utilized to fund the creation of the Prometheum Network
•	Founders (10% Target Allocation) – Will be allocated to the founders/promoters responsible for the creation of the business plan, the conducting of the ICO along with all ongoing reporting requirements, and the establishment of an independent, governing foundation.
•	Foundation (10% Target Allocation) – Will be utilized to fund the creation and ongoing operation of the Prometheum Foundation.
•	Contributors (5% Target Allocation) – Will be utilized to fund efforts of required service providers.
•	Seed Investors own warrants which will convert into 1% of the proto block
•	Selling Agents may own up to 2% of warrants which may be exercise at strike price of at least 110% of the Tranche 2 offering price and are restricted.

Proto Block Size

The size of the Genesis block in Ember tokens will be based upon demand pricing targets for the three funding tranches during the issuance period. Pricing targets will be determined by two primary factors a) market demand b) time-incentives in which investors are provided incentives to invest earlier. Specifically, tranche 2 (Reg A) token pricing will be offered at published floor, or minimum multiple of the tranche 1 (Reg D) average token sale price. Additionally, pricing may be stepped up during tranche offerings to incent early involvement. Upon the closing of all three pre-sales offerings, the total size of the proto block will be established and will serve as the basis for all subsequent supply policy and activity.

Proto Block Restrictions

In order to maintain Ember supply stability, all proto block tokens allocated to founders will contain vesting provisions with a minimum of 3 years to a maximum of 6 years to be determined based on demand and market conditions at the time of tranche offerings.

Future Ember Supply

The proto block distribution will end contemporaneously with the launch of the Prometheum network at which time the total supply of Ember tokens will be equal to the number of tokens utilized in the three aforementioned funding tranches along the tokens reserved for founders, the foundation, and service providers. Once the network launches, the Prometheum foundation will release or issue additional tokens annually to be utilized principally for Mining rewards as well as other network activity such as ICO Issuance, Distributed Applications, and other utility functions.

Ember Issuance Policy

In order to maintain the stability of the value of the Ember token, the Prometheum Foundation will issue new tokens on a constant linear rate while utilizing throttling mechanisms to maintain the rate of block mining. By targeting a fixed issuance rate, the foundation can minimize value loss due to token oversupply. Constant linear rate issuance is supply disinflationary as the rate of overall growth diminishes annually converging on zero growth. Based on our projections, we may issue as many 200,000,000 Ember Tokens in our Genesis block. If the foundation applies a 26% constant growth policy (based on the Genesis block), up to an additional 52,000,000 new tokens will be issued annually in perpetuity. As the monetary base grows, the rate of its growth with diminish with an asymptotic relationship to zero growth.

Ember Supply Quantitative Tools

Issuance policy will create a maximum annual issuance target and block mining will determine the actual number of additional tokens injected into the supply base. The two primary drivers behind the rate of mining are a) the difficulty of mining / token discovery and b) the reward for block mining. The Prometheum Foundation will increase or decrease block discovery difficulty and adjust mining reward halving targets.

Ember Token Future Valuation

The value of an Ember Token will be influenced by two primary factors: a) token supply b) the market’s perception of Ember value. As aforementioned, Ember tokens will be issued on a constant linear rate basis enabling its supply to grow more rapidly in the early years and more slowly as the platform matures. Additionally, the Foundation will utilize policy and quantitative tools to fine-tune supply to avoid price pressure from oversupply.

External Market Factors in Ember Valuation

The value and subsequent Ember price will be affected by the following primary factors:

1.	Legal and regulatory environment – The market for crypto currencies and crypto securities has experienced very rapid growth in the past 2 years. Additionally, there have been some well-publicized hacks and scams. This has prompted some foreign governments to limit access to currencies and ICOs to their citizens. Domestically, it is widely expected that regulatory bodies will increase their governance of ICOs. The Prometheum Network is designed from the ground up to be a Federal Securities Laws compliant network thereby providing considerable value and differentiation to Prometheum’s Ember tokens for use in ICOs.
2.	Secondary market – Liquidity for tokens on a secondary market will be a factor in the token’s value. Prometheum is creating a compliant secondary trading venue as well as a clearing and settling infrastructure. The infrastructure will create a safe and compliant environment for secondary trading adding significant liquidity, value, and differentiation.
3.	Platform volume and usage – The Ethereum Network was designed to accommodate smart contract – based tokens making it an ideal starting point for the first wave of ICOs. Ethereum’s Ether tokens are typically used as the crypto currency to purchase the ICO tokens leading to increased demand and holdings of the Ether tokens. By observing the following 2 charts, which plot Ether token prices along with both cumulative number and value of ICOs on the Ethereum platform, it is clear that Ether’s rapid value increase coincided with the increased usage of the platform for ICOs[1]. The Ethereum platform is currently the largest venue for ICOs, with 185 ICOs worth a total market capitalization of around $6 billion at the time of the writing of this overview[2]. While the Ethereum network does an adequate job of facilitating ICOs, the ICOs to date have been extra-judicial and are traded in an unregulated exchange environment. Prometheum will address many of the legal and regulatory issues associated with Ethereum putting it in a competitive position to better address the future market for tokenized securities offerings.

____________________

1 Various: https://www.coindesk.com/ico-tracker/, https://www.coindesk.com/ethereum-price/, https://www.cryptocompare.com/ico/#/completed

2 https://coinmarketcap.com/coins

4.	Public perception of safety and viability – Initial Coin Offerings, blockchain technology and cryptocurrencies have begun to get increased coverage in the mainstream media and have caught the attention of mainstream investors. As the public awareness and perception of tokenized securities increases, it will be critical to provide a regulated and safe environment to provide the confidence to increase mainstream participation in the market. The Prometheum platform is designed to provide the regulatory compliant environment that will address the safety and viability concerns of mainstream investors.

Conclusion

The Ember token is the energy source of the Prometheum Network, which is a differentiated platform designed to address the regulatory, legal, and liquidity challenges faced by others in the tokenized securities market. The future value of the Ember token will be determined by supply and demand. Supply will be carefully managed by the Prometheum Foundation, which will control the issuance of tokens through the use of policy and quantitative tools. Demand will be affected by many factors including regulatory compliance, secondary market liquidity, platform utilization, and public perception. Based on the combination the following drivers, the future value of the Ember token will not only enjoy a similar demand to its predecessors, it has a chance to exceed them:

•	A rapidly growing addressable market for tokenized securities
•	Mainstream interest in the crypto markets
•	Prometheum’s Federal Securities Laws compliant groundwork
•	Prometheum’s technology innovation, which combines mainstream operational and compliance infrastructures to next generation, distributed, blockchain-based networks, security, and technology

Carefully controlled supply and steadily increasing demand will provide significant future price support for Prometheum’s Ember token.